UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Excel Trust, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 13, 2014

TO THE STOCKHOLDERS OF EXCEL TRUST, INC.:

Notice is hereby given that the 2014 annual meeting of stockholders of Excel Trust, Inc., a Maryland corporation, will be held at 10:00 a.m., local time, on May 13, 2014 at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128 for the following purposes:

1. To elect seven directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualify;

2. To consider and vote upon the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2014;

3. To consider and vote upon, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission;

4. To consider and vote upon a 2014 amendment and restatement of our 2010 Equity Incentive Award Plan, which increases the number of shares of our common stock reserved for issuance thereunder by 1,500,000 shares; and

5. To transact such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on March 21, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy statement and proxy card. Your proxy is important. Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy card and return it promptly in the accompanying envelope. If you plan to attend the annual meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

S. Eric Ottesen

Senior Vice President, General Counsel & Secretary

San Diego, California

April 11, 2014

EXCEL TRUST, INC.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

PROXY STATEMENT

for

2014 ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2014

The board of directors of Excel Trust, Inc., a Maryland corporation, is soliciting proxies for use at the 2014 annual meeting of stockholders to be held on May 13, 2014 at 10:00 a.m., local time, and at any adjournments or postponements thereof. The annual meeting will be held at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. Enclosed with this proxy statement is a copy of our 2013 annual report, which includes our Form 10-K for the year ended December 31, 2013. Our annual report does not constitute, and should not be considered, a part of this proxy solicitation material. Our proxy statement and annual report are first being sent to stockholders on or about April 11, 2014.

Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the board of directors’ nominees for directors, or for a substitute or substitutes in the event a nominee or nominees are unable to serve or decline to do so, FOR the ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2014, FOR the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement, and FOR the approval of the 2014 amendment and restatement of the company’s and Excel Trust, L.P.’s 2010 Equity Incentive Award Plan, which increases the number of shares of common stock of the company authorized thereunder by 1,500,000 shares. As to any other business which may properly come before the annual meeting and be submitted to a vote of the stockholders, proxies received by the board of directors will be voted in the discretion of the designated proxy holders. A proxy may be revoked by written notice to the Secretary of Excel Trust at any time prior to the annual meeting by executing a later dated proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not by itself revoke a proxy.

We will bear the cost of solicitation of proxies. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future if the need arises, and do not believe that the cost of any such proxy solicitor will be material. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 13, 2014

Electronic copies of our proxy statement and annual report are available at www.ExcelTrust.com.

Voting

Holders of record of our common stock, par value $.01 per share, at the close of business on March 21, 2014 will be entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.

As of March 21, 2014, 48,477,461 shares of our common stock were outstanding. Each share of our common stock is entitled to one vote. The presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at the annual meeting on any matter will constitute a quorum at the annual meeting. Directors are elected by a plurality of all of the votes cast. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement and the approval of the 2014 amendment and restatement of our 2010 Equity Incentive Award Plan each requires the affirmative vote of a majority of the votes cast on the proposal.

Votes cast by proxy or in person at the annual meeting will be counted by the person appointed by us to act as inspector of election for the annual meeting. The inspector of election will treat shares represented by proxies that reflect abstentions (or votes withheld) or include “broker non-votes” as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes refer to unvoted proxies submitted by brokers who are not able to vote on a proposal absent instructions from the applicable beneficial owner. With regard to the election of directors, ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the advisory vote regarding the compensation of the named executive officers as disclosed in this proxy statement and the approval of the 2014 amendment and restatement of our 2010 Equity Incentive Award Plan, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote.

No person is authorized to make any representation with respect to the matters described in this proxy statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors has nominated and recommends for election as directors the seven persons named herein to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualify. All of the nominees are presently directors of Excel Trust, and following the annual meeting there will be no vacancies on the board. Directors are elected by a plurality of all of the votes cast at the annual meeting. Cumulative voting is not permitted. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the proxy will be exercised by the proxy holders to vote for a substitute or substitutes nominated by the board of directors, or the board of directors, on the recommendation of the nominating and corporate governance committee, may reduce the size of the board and number of nominees. The board of directors does not believe at this time that any substitute nominee or nominees will be required. We believe that all of our current board members possess the professional and personal qualifications necessary for board service, and have highlighted particularly noteworthy attributes for each board member in the individual biographies below.

Information Regarding Nominees

The table below indicates the name, position with Excel Trust and age of each nominee for director as of March 21, 2014:

Name	Position	Age
Gary B. Sabin	Chairman of the Board of Directors and Chief Executive Officer	59
Spencer G. Plumb	President, Chief Operating Officer and Director	39
Mark T. Burton	Chief Investment Officer, Senior Vice President of Acquisitions and Director	53
Bruce G. Blakley	Director	68
Burland B. East III	Director	54
Robert E. Parsons, Jr.	Director	58
Warren R. Staley	Director	71

Gary B. Sabin has served as our Chairman and Chief Executive Officer since our formation in December 2009. Since October 2003, Mr. Sabin has served as Chairman, Chief Executive Officer and President of Excel Realty Holdings. From September 2001 to October 2003, Mr. Sabin served as Co-Chairman and Chief Executive Officer of Price Legacy Corporation. From November 1997 to September 2001, Mr. Sabin served as Chairman, President and Chief Executive Officer of Excel Legacy Corporation. From September 1998 to April 1999, Mr. Sabin served as a Director and President of New Plan Excel Realty Trust. From January 1989 to September 1998, Mr. Sabin served as Chairman, President and Chief Executive Officer of Excel Realty Trust. In addition, Mr. Sabin has served as Chief Executive Officer of various companies since his founding of Excel Realty Trust Inc.’s predecessor company and its affiliates beginning in 1978. He has been active for over 30 years in diverse aspects of the real estate industry, including the evaluation and negotiation of real estate acquisitions, management, financing, development and dispositions. Mr. Sabin also currently serves as Chairman of The Sabin Children’s Foundation and Vice Chairman of the Cystic Fibrosis Foundation. Mr. Sabin received a Master’s Degree in Management from Stanford University as a Sloan Fellow and a Bachelor of Science in Finance from Brigham Young University. Mr. Sabin is the father-in-law of Spencer Plumb. Our board of directors concluded that Mr. Sabin should serve as our Chairman based on his executive leadership experience in public real estate investment trusts, or REITs, and other real estate companies, his entrepreneurship and creativity, his network of relationships with real estate professionals across the United States and his experience in finance.

Spencer G. Plumb has served as our President and Chief Operating Officer since our formation in December 2009 and has served as a director since the completion of our initial public offering in April 2010. Since January 2008, Mr. Plumb has served as Chief Operating Officer of Excel Realty Holdings. From October 2003 to January 2008, Mr. Plumb served as Senior Vice President of Investments of Excel Realty Holdings. From September 2001 to October 2003, Mr. Plumb served as Investment Analyst of Price Legacy Corporation. From November 1997 to September 2001, Mr. Plumb served as Investment Analyst of Excel Legacy Corporation. From September 1998 to April 1999, Mr. Plumb served as Property Analyst, Asset Management of New Plan Excel Realty Trust. From May 1997 to September 1998, Mr. Plumb served as Property Analyst of Excel Realty Trust. Mr. Plumb also currently serves on the investment committee of The Sabin Children’s Foundation and as a director of the San Diego chapter of the Cystic Fibrosis Foundation. Mr. Plumb received a Bachelor of Arts in Economics from Brigham Young University. Mr. Plumb is the son-in-law of Gary Sabin. Our board of directors concluded that Mr. Plumb should serve as a director based on his experience working with public REITs and other real estate companies and his experience with public markets.

Mark T. Burton has served as our Chief Investment Officer and Senior Vice President of Acquisitions since our formation in December 2009 and has served as a director since the completion of our initial public offering in April 2010. Since October 2003, Mr. Burton has served as Senior Vice President of Acquisitions/Dispositions of Excel Realty Holdings. From September 2001 to February 2004, Mr. Burton served as Senior Vice President — Acquisitions of Price Legacy Corporation. From November 1997 to September 2001, Mr. Burton served as Senior Vice President — Acquisitions of Excel Legacy Corporation. From September 1998 to April 1999, Mr. Burton served as Senior Vice President — Acquisitions of New Plan Excel Realty Trust. From October 1995 to September 1998, Mr. Burton served as Senior Vice President — Acquisitions, and from January 1989 to October 1995 as Vice President — Acquisitions, of Excel Realty Trust. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions. Mr. Burton also currently serves as a director of The Sabin Children’s Foundation. Mr. Burton received a Bachelor of Arts in Finance from Brigham Young University. Our board of directors concluded that Mr. Burton should serve as a director based on his extensive experience directing acquisitions and dispositions for public and private real estate companies, including REITs.

Bruce G. Blakley has served as a director since the completion of our initial public offering in April 2010. Mr. Blakley retired from PricewaterhouseCoopers LLP in 2005 after a career of 32 years, including 23 years as an audit partner. Mr. Blakley currently serves as an adjunct faculty member at the Rady School of Management at the University of California, San Diego. He currently serves on the board of directors of Cubic Corporation, a public company, where he chairs the Audit Committee, and HDOS Enterprises, a private company, where he is the Chair and serves on the Audit Committee. Mr. Blakley received a Bachelor of Arts in Business with an accounting major from Bowling Green State University. Mr. Blakley is a certified public accountant in California. Our board of directors concluded that Mr. Blakley should serve as a director and as chairman of the audit committee based on his career with PricewaterhouseCoopers LLP, his significant public REIT experience, particularly in the areas of finance, tax and audit, and his service on other boards and audit committees.

Burland B. East III has served as a director since the completion of our initial public offering in April 2010. Mr. East is the Chief Executive Officer of American Assets Investment Management, LLC, an SEC-registered investment advisor based in San Diego with approximately $1.2 billion in assets under management. Mr. East was a Managing Principal of Silver Portal Capital, LLC, a FINRA-regulated investment bank specializing in institutional real estate from October 2001 to July 2010. From August 1992 to February 2001, Mr. East was a Managing Director, Senior Equity Analyst and Group Co-Head at First Union Securities, EVEREN Securities Inc. and Kemper Securities Inc., with primary responsibility for equity research coverage of all forms of publicly traded real estate companies and related investment banking. Since 2003, Mr. East has served on the Leadership Council of the Lusk Center for Real Estate at the University of Southern California. Mr. East is a NAREIT member and was a NAREIT Board Associate in 1998/1999. Mr. East received both a Bachelor of Arts in Business and Master’s Degree in Business Administration from Loyola College in Maryland. Mr. East is a member of Ernst & Young’s Audit Committee Network West Chapter, which is a group of independent directors of public companies assembled to discuss corporate governance, risk management and audit committee matters. Mr. East holds a Chartered Financial Analyst (CFA) designation. Our board of directors concluded that Mr. East should serve as a director based on his depth of experience working with institutional and retail real estate investors, as well as his significant experience in general commercial real estate matters.

Robert E. Parsons, Jr. has served as a director since the completion of our initial public offering in April 2010. Mr. Parsons has served as Executive Vice President and Chief Financial Officer of Exclusive Resorts, LLC since June 2004. Prior to joining Exclusive Resorts, Mr. Parsons had worked for over 20 years at Marriott Corporation and then Host Marriott Corporation in various financial positions, including serving as Executive Vice President and Chief Financial Officer of Host Marriott Corporation for more than seven years. Since September 2010, Mr. Parsons has served on the board of directors of Carey Watermark Investors Incorporated, a public REIT. Mr. Parsons served on the board of directors of Tenfold Corporation from September 2004 to May 2008 and CNL Hotels & Resorts, Inc. from September 2003 to April 2007. Mr. Parsons received a Master’s Degree in Business Administration from the Graduate School of Management at Brigham Young University and a Bachelor of Arts in Accounting from Brigham Young University. Our board of directors concluded that Mr. Parsons should serve as a director based on his extensive experience as a director and senior officer in public REITs and other real estate companies and his experience in finance.

Warren R. Staley has served as a director since the completion of our initial public offering in April 2010. Mr. Staley served as Chief Executive Officer of Cargill, Inc., an international marketer, processor and distributor of agricultural food, financial and industrial products, from 1999 until his retirement in 2007. He served on Cargill’s board of directors from 1995 to 2007, including as Chairman from 2000 to 2007. Mr. Staley previously served on the boards of directors of U.S. Bancorp from 1999 to 2008, Target Corporation from 2001 to 2007 and PACCAR Inc. from 2009 to 2014. Mr. Staley received a Master’s Degree in Business Administration from Cornell University and a Bachelor of Science in Electrical Engineering from Kansas State University. Our board of directors concluded that Mr. Staley should serve as a director based on his global and diversified business knowledge, leadership expertise and experience as a director and senior officer of large public and private companies.

Information Regarding the Board

Board Independence

Our board of directors has determined that each of our current directors, except for Messrs. Sabin, Plumb and Burton, has no material relationship with Excel Trust (either directly or as a partner, stockholder or officer of an organization that has a relationship with Excel Trust) and is “independent” within the meaning of our director independence standards, which reflect the New York Stock Exchange, or NYSE, director independence standards, as currently in effect. Furthermore, our board of directors has determined that each of the members of each of the audit committee, the compensation committee and the nominating and corporate governance committee has no material relationship with Excel Trust (either directly or as a partner, stockholder or officer of an organization that has a relationship with Excel Trust) and is “independent” within the meaning of our director independence standards.

Board Meetings

Our board of directors held four meetings in 2013. No director attended fewer than 75% of the aggregate of the total number of meetings of our board of directors and the total number of meetings of committees of our board of directors on which he served during the period for which he was a director.

To ensure free and open discussion among the independent directors of the board, regularly scheduled executive sessions are held, at which only independent directors are present. At each executive session, a presiding director may be selected by a majority of the directors present if those directors deem it necessary.

Committees of the Board

Our board of directors has an audit committee, a compensation committee and a nominating and corporate governance committee. The composition of each committee complies with the listing requirements and other rules and regulations of the NYSE, as amended or modified from time to time. Each of these committees has at least three directors and is composed exclusively of independent directors, as defined by the rules, regulations and listing qualifications of the NYSE, which generally deem a director to be independent if the director has no relationship to us that may interfere with the exercise of his or her independence from management. Matters put to a vote at any one of our three board committees are required to be approved by a majority of the directors on the committee who are present at a meeting, in person or as otherwise permitted by our bylaws, at which there is a quorum or by unanimous written consent of the directors of that committee.

Audit Committee. The principal functions of the audit committee are described in its charter. In general, the audit committee helps ensure the integrity of our financial statements, the qualifications and independence of our independent auditor and the performance of our internal audit function and independent auditor. The audit committee selects, assists and meets with the independent auditor, oversees each annual audit and quarterly review and our internal controls and prepares the report that federal securities laws require be included in our annual proxy statement. Mr. Blakley is the chair of the audit committee and Messrs. East and Parsons are members of the audit committee. Our board of directors has determined that Mr. Blakley, our audit committee chair, qualifies as an “audit committee financial expert” as defined by the applicable Securities and Exchange Commission regulations and NYSE corporate governance listing standards. The audit committee held five meetings in 2013.

Compensation Committee. The principal functions of the compensation committee are described in its charter. In general, the compensation committee reviews and approves the compensation and benefits of our executive officers, administers and makes recommendations to our board of directors regarding our compensation and stock incentive plans, produces an annual report on executive compensation for inclusion in our proxy statement and publishes an annual committee report for our stockholders. Mr. Parsons is the chair of the compensation committee and Messrs. East and Staley are members of the compensation committee. The compensation committee held three meetings in 2013.

Nominating and Corporate Governance Committee. The principal functions of the nominating and corporate governance committee are described in its charter. In general, the nominating and corporate governance committee develops and recommends to our board of directors a set of corporate governance principles, reviews our code of business conduct and ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, establishes criteria for prospective members of our board of directors, conducts candidate searches and interviews, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors, recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and recommends to our board of directors the slate of directors to be elected at each annual meeting of our stockholders. Mr. East is the chair of the nominating and corporate governance committee and Messrs. Blakley and Staley are members of the nominating and corporate governance committee. The nominating and corporate governance committee held two meetings in 2013.

Our board of directors has adopted charters for each of the audit committee, compensation committee and nominating and corporate governance committee. Each of the charters is available on our website at www.ExcelTrust.com. The information contained on our website is not incorporated by reference into and does not form a part of this proxy statement.

Our board of directors may from time to time establish certain other committees to facilitate the management of our company.

Board Leadership Structure

Mr. Sabin has served as our Chairman and Chief Executive Officer since our formation in December 2009. Our board of directors is comprised of Mr. Sabin, Mr. Plumb, our President and Chief Operating Officer, Mr. Burton, our Chief Investment Officer and Senior Vice President of Acquisitions, and four independent directors. We do not have a lead independent director. Our board has three standing independent committees with separate chairs — the audit, compensation, and nominating and corporate governance committees.

Our board of directors possesses considerable business experience and understanding of our company, including the opportunities and risks that we face. Our board of directors believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development and execution. Our independent directors bring experience, oversight and expertise from outside the company and across various disciplines, including real estate, finance and REIT public company management, while our Chief Executive Officer brings extensive company-specific and real estate experience and expertise. Our board of directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our board, which are essential to effective governance and success in achieving business goals.

One of the key responsibilities of our board of directors is to oversee development of strategic direction and hold management accountable for the execution of strategy once it is developed. Our board of directors believes the combined role of Chairman and Chief Executive Officer, in combination with our four independent directors comprising a majority of the board, is in the best interest of our company because it provides the appropriate balance between strategy development and independent oversight of management.

Board’s Role in Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term corporate performance and enhance stockholder value. As such, our board, as a whole and at the committee level, focuses on the company’s general risk management strategy, the most significant risks facing the company, and the implementation of risk mitigation strategies by management.

As a part of this process, our board regularly receives reports from members of senior management on areas of material risk to the company, including operational, financial, legal and regulatory, strategic and reputational risks, as well as general updates on the company’s financial position, budgets, financing activities, results of operations, tenants, leasing and development activities and other department-specific activities.

In addition, the board’s committees are responsible for reviewing risk management strategies in certain areas. The compensation committee is responsible for reviewing the management of risks relating to the company’s compensation plans and arrangements. The audit committee reviews management of financial risks, including risks associated with financial accounting and audits and internal control over financial reporting. The nominating and corporate governance committee reviews risks associated with the independence of our board of directors, adherence to corporate governance standards, and management development and leadership succession policies and programs. While each committee is responsible for evaluating certain risks, our entire board of directors is regularly informed through committee reports about such risks, including when a matter rises to the level of a material or enterprise level risk. This enables our board and its committees to coordinate the risk oversight role, particularly with respect to the interrelationship of risks.

Our management is responsible for day-to-day risk management. Our accounting, legal and internal audit functions serve as the primary monitoring divisions for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, and compliance and reporting levels, and working with the board or its committees as necessary to design and implement risk management strategies.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Excel Trust and that our board leadership structure supports this approach.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee are independent directors. None of these directors or any of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Director Qualifications

The nominating and corporate governance committee has not set minimum qualifications for board nominees. However, pursuant to its charter, in identifying candidates to recommend for election to the board, the nominating and corporate governance committee considers the following criteria: (1) personal and professional integrity, ethics and values, (2) experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment, (3) experience in our industry and with relevant social policy concerns, (4) diversity of experience, profession, skill and background, both on an individual level and in relation to our board of directors as a whole, (5) experience as a board member of another publicly held company, (6) academic expertise in an area of our operations and (7) practical and mature business judgment, including his or her ability to make independent analytical inquiries. Our board of directors evaluates each individual in the context of our board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the nominating and corporate governance committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the board. Nominees are not evaluated on the basis of race, gender, religion, national origin, sexual orientation, disability or any other basis prohibited by law. Our directors, qualification criteria and the effectiveness of our nomination policies are reviewed annually by the nominating and corporate governance committee.

Identifying and Evaluating Nominees for Directors

The nominating and corporate governance committee identifies nominees by first evaluating the current members of our board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board service are re-nominated. As to new candidates, the nominating and corporate governance committee will generally poll board members and members of management for their recommendations. The nominating and corporate governance committee may also hire a search firm if deemed appropriate to identify and perform background due diligence on potential candidates. The nominating and corporate governance committee will approve final director candidates after a review of the qualifications and skills of such candidates, and will make its recommendation to our board of directors. Recommendations received from stockholders will be considered and processed and are subject to the same criteria as are candidates nominated by the nominating and corporate governance committee.

The foregoing notwithstanding, if we are legally required by contract or otherwise to permit a third party to designate one or more of the directors to be elected or appointed (for example, pursuant to articles supplementary designating the rights of a class of preferred stock to elect one or more directors upon a dividend default), then the nomination or appointment of such directors shall be governed by such requirements.

Each of the nominees for election as director at the annual meeting is recommended by the nominating and corporate governance committee to stand for reelection.

Stockholder Recommendations for Director Nominees

The nominating and corporate governance committee’s policy is to consider candidates recommended by stockholders. The stockholder must submit a detailed resume of the candidate and an explanation of the reasons why the stockholder believes the candidate is qualified for service on our board of directors and how the candidate satisfies the board’s criteria. The stockholder must also provide such other information about the candidate as would be required by the Securities and Exchange Commission rules to be included in a proxy statement. In addition, the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. The stockholder must submit proof of Excel Trust stockholdings. All communications are to be directed to the chair of the nominating and corporate governance committee, c/o Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary. For any annual meeting, recommendations received after 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting will likely not be considered timely for consideration by the nominating and corporate governance committee for that annual meeting.

Compensation of Directors

We pay each of our directors who is not an employee of our company or our subsidiaries an annual cash retainer of $25,000 for service as a director. We also pay an additional annual cash retainer of $7,500 to the chair of our audit committee and $5,000 to the chairs of our other board committees. We also reimburse our non-employee directors for reasonable expenses incurred to attend board of directors and committee meetings and otherwise incurred in connection with the performance of their duties. Directors who are employees of our company or our subsidiaries do not receive compensation for their service as directors.

Each of our non-employee directors also receives an annual equity award of such number of shares of restricted stock as is determined by dividing (1) $40,000 by (2) the fair market value per share of our common stock on the date of grant (as determined under our equity incentive award plan) on the date of each annual meeting of stockholders. These annual awards will vest pro-rata in monthly installments over one year from the date of grant.

In addition, we will grant such number of shares of restricted stock as is determined by dividing (1) $30,000 by (2) the fair market value per share of our common stock on the date of grant (as determined under our equity incentive award plan) to each non-employee director who is initially elected or appointed to our board of directors in the future on the date of such initial election or appointment. These initial awards will vest pro-rata in monthly installments over two years from the date of grant.

The table below summarizes the compensation paid by the company to non-employee directors for the fiscal year ended December 31, 2013.

Name(1)	Fees Earned or Paid in Cash	Stock Awards(2)	All Other Compensation(3)	Total
Bruce G. Blakley	$32,500	$39,996	$3,084	$75,580
Burland B. East III	30,000	39,996	3,084	73,080
Robert E. Parsons, Jr.	30,000	39,996	3,084	73,080
Warren R. Staley	25,000	39,996	3,084	68,080

(1)	Gary B. Sabin, our Chairman and Chief Executive Officer, Spencer G. Plumb, our President and Chief Operating Officer, and Mark T. Burton, our Chief Investment Officer and Senior Vice President of Acquisitions, are not included in this table because they are employees and thus receive no compensation for their services as directors. The compensation received by Messrs. Sabin, Plumb and Burton as employees is shown in the Summary Compensation Table below.

(2)	Amounts reflect the full grant-date fair value of restricted stock awards granted to each of our non-employee directors in May 2013, computed in accordance with Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation (referred to as ASC Topic 718 and formerly known as FASB 123R). We recognize compensation expense for these shares on a straight-line basis over the vesting period based on the fair value of the award on the date of grant. During 2013, each of our independent directors was granted 2,647 shares of restricted stock on the date of our 2013 annual meeting of stockholders. As of December 31, 2013, 1,323 shares subject to each of these awards remained unvested. In addition, 587 shares out of 7,143 shares granted to each of our non-employee directors upon completion of our initial public offering in April 2010 remain unvested. The foregoing unvested shares represented all unvested stock awards held by our non-employee directors on December 31, 2013.

(3)	Amounts include dividends paid on unvested restricted stock, and exclude dividends paid on vested stock awards. Dividends are paid on the entirety of the restricted stock grants, including the unvested portion, from the date of the grant.

Stock Ownership Guidelines for Non-Employee Directors

To further link the long-term economic interests of our non-employee directors directly to that of our stockholders, our board of directors has adopted stock ownership guidelines for the non-employee directors. The guidelines provide that the company’s non-employee directors are expected to, within five years of the later of March 1, 2014 or the date on which such person is appointed to the board, own shares of the company’s common stock or securities convertible or exchangeable into shares of the company’s common stock with a market value of no less than five times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of committee chair fees.

Stock ownership guidelines for our executive officers are described below under “Executive Compensation and Other Information — Compensation Discussion and Analysis — Executive Summary — Stock Ownership Guidelines for Executive Officers.”

Policy Governing Stockholder Communications with the Board of Directors

Our board of directors welcomes communications from our stockholders. Any stockholder or other interested party who wishes to communicate with the board or one or more members of the board should do so in writing care of the General Counsel of Excel Trust, at our principal office, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. The General Counsel is directed to forward each appropriate communication to the director or directors for whom it is intended.

Policy Governing Director Attendance at Annual Meetings of Stockholders

We encourage, but do not require, our board members to attend the annual meeting of stockholders. All of our directors attended our 2013 annual meeting of stockholders.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Our code of business conduct and ethics applies to our officers, directors and employees and is designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in our Securities and Exchange Commission reports and other public communications; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code to appropriate persons identified in the code; and accountability for adherence to the code. In addition, our corporate governance guidelines assist our board of directors in the exercise of its responsibilities and to serve the interests of Excel Trust and its stockholders. Our code of business conduct and ethics and corporate governance guidelines are posted on our website at www.ExcelTrust.com.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR each of the nominees set forth above.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors is considering the selection of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2014, and our board of directors has directed that management submit the selection of the independent registered public accounting firm for ratification by our stockholders at the annual meeting. Deloitte & Touche LLP has audited our financial statements since our formation in December 2009. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will consider that result in making its decision whether or not to select the firm, and may select the firm even in the absence of stockholder ratification. Whether or not the selection is ratified, the audit committee retains full discretion over the selection of an independent registered public accounting firm, and may direct the appointment of a different independent registered public accounting firm at any time if the audit committee determines that such appointment would be in the best interests of the company.

The affirmative vote of a majority of the votes cast at the annual meeting is required for the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the ratification of the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the year ending December 31, 2014.

PROPOSAL 3

APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, Excel Trust’s stockholders are entitled to vote at the annual meeting on an advisory basis regarding the compensation of the company’s named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, commonly referred to as a say-on-pay vote. Pursuant to the Dodd-Frank Act, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on Excel Trust or our board of directors.

In May 2013, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 99% of stockholder votes cast in favor of our 2013 say-on-pay resolution (excluding abstentions and broker non-votes).

Although the vote is non-binding, our compensation committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions. Set forth below is a summary of some of the key points of our 2013 executive compensation program. We urge you to consider the complete discussion of our executive compensation program as discussed in the “Compensation Discussion and Analysis” section of this proxy statement.

As described more fully in the Compensation Discussion and Analysis section of this proxy statement, Excel Trust’s executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The compensation committee and the board of directors believe that our executive compensation program fulfills these goals and is reasonable, competitive and aligned with our performance and the performance of our executives.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:

“RESOLVED, that Excel Trust’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Excel Trust’s Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2013 Summary Compensation Table and the other related tables and disclosure.”

Adoption of the above resolution, on an advisory basis, regarding the compensation of the named executive officers requires the affirmative vote of a majority of the votes cast at the annual meeting.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the approval of the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

PROPOSAL 4

APPROVAL OF THE 2014 AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE AWARD PLAN OF EXCEL TRUST, INC. AND EXCEL TRUST, L.P.

We are asking our stockholders to approve the 2014 amendment and restatement of the 2010 Equity Incentive Award Plan of Excel Trust, Inc. and Excel Trust, L.P., or the Current Plan. The proposed 2014 amendment and restatement of the Current Plan is referred to herein as the “Amended Plan.”

Background

Excel Trust’s board of directors approved the Amended Plan on March 18, 2014, subject to approval by Excel Trust’s stockholders. The proposed Amended Plan will become effective immediately upon stockholder approval at the 2014 annual meeting of stockholders.

The proposed Amended Plan will implement the following material changes:

•	The Amended Plan will increase the number of shares authorized for issuance under the Current Plan by 1,500,000 shares from 1,350,000 shares to 2,850,000 shares.
•	The Amended Plan will extend the expiration date of the Current Plan to be on the tenth anniversary of the date of the board’s initial adoption of the Amended Plan, or March 18, 2024.
•	The Amended Plan will limit the aggregate value of awards and number of awards which may be granted to any non-employee director in any fiscal year.
•	The Amended Plan clarifies that the administrator (currently the compensation committee of our board of directors) may require that awards granted pursuant to the Amended Plan be subject to the provisions of any claw-back policy adopted by the company, including any claw-back policy adopted to comply with the Dodd-Frank Act and related rules.
•	The Amended Plan updates the provisions of the plan related to automatic grants to non-employee directors to conform to the current director compensation program, as described above under “Information Regarding the Board — Compensation of Directors.”

In general, stockholder approval of the Amended Plan will implement the foregoing changes while (1) complying with the terms of the Current Plan regarding amendments, (2) meeting the stockholder approval requirements of the principal securities market on which shares of our common stock are traded, (3) extending the period of time during which we may be able to take tax deductions for certain compensation resulting from awards granted under the Amended Plan and qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (4) preserving our ability to grant stock options under the Amended Plan that are intended to qualify as incentive stock options, or ISOs, as defined under Section 422 of the Code.

Specifically, we are seeking stockholder approval of the material terms of the performance goals under the Amended Plan. Stockholder approval of such terms would preserve our ability to deduct compensation associated with future performance-based awards made under the Amended Plan to certain executives. One of the requirements of “performance-based” compensation for purposes of Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by our public stockholders. For purposes of Section 162(m), the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goals may be based and (3) the maximum amount of compensation that can be paid to an employee under the performance goals. Each of these aspects of the Amended Plan is discussed below, and stockholder approval of this Proposal 4 will be deemed to constitute approval of the material terms of the performance goals under the Amended Plan for purposes of the stockholder approval requirements of Section 162(m).

Stockholder approval of the material terms of the performance goals under the Amended Plan is only one of several requirements under Section 162(m) that must be satisfied for amounts paid under the Amended Plan to qualify for the “performance-based” compensation exemption under Section 162(m), and submission of the material terms of the Amended Plan’s performance goals for stockholder approval should not be viewed as a guarantee that we will be able to deduct any or all compensation under the Amended Plan. Nothing in this proposal precludes us or our compensation committee from making any payment or granting awards that are not intended to qualify for tax deductibility under Section 162(m).

If this Proposal 4 is not approved, the Amended Plan will not become effective, but the Current Plan will remain in effect, subject to its terms and limitations.

THE BOARD RECOMMENDS THAT

YOU VOTE “FOR” THE AMENDED PLAN

Why Our Board Recommends That You Vote for the Amended Plan

Equity Incentive Awards Are Critical to Long-Term Stockholder Value Creation

Our equity incentive plan is critical to our long-term goal of building stockholder value. As discussed in the “Compensation Discussion and Analysis” section of this proxy statement, equity incentive awards are central to our compensation program and constitute a significant portion of our named executive officers’ total direct compensation. Our board of directors and its compensation committee believe that our ability to grant equity incentive awards, primarily consisting of performance-based restricted stock awards and time-based restricted stock awards, to new and existing employees, directors and eligible consultants has helped us attract, retain and motivate professionals with superior ability, experience and leadership capability. These forms of equity compensation align the interests of our employees, directors and consultants with the interests of the company’s stockholders, encourage retention and promote actions that result in long-term stockholder value creation.

Our equity incentive program is broad-based. As of March 21, 2014, 42 of our 67 employees had received grants of equity awards. We believe we must continue to offer a competitive equity compensation plan in order to attract, retain and motivate the industry-leading talent imperative to our continued growth and success.

The Current Plan Will No Longer Have Shares Available for Grant

As of March 21, 2014, we had 140,403 shares available for grant, assuming vesting of unvested performance-based restricted stock awards granted previously at “maximum” performance levels. Based on historical usage and current practices, as discussed below, if we do not increase the share reserve at our 2014 annual meeting, we estimate that we would need to make significant changes to our equity award practices in order to conserve the share reserve balance until the time of our 2015 annual meeting. This assumes we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The changes to our practices could limit our flexibility to provide competitive compensation and thus our ability to attract, motivate and retain highly qualified talent.

Our Current Plan is the only equity incentive plan we currently have in place. While we could increase cash compensation to a limited extent if we are unable to grant equity incentives, we anticipate that we will have difficulty attracting, retaining and motivating our employees, directors and consultants if we are unable to issue equity grants to them. We also believe that equity-based grants are a more effective compensation vehicle than strictly cash, because they better align the financial interests of our employees with the interests of our stockholders, and promote actions that result in long-term stockholder value creation.

We Manage Our Equity Incentive Award Use Carefully

We manage our long-term stockholder dilution by limiting the number of equity awards granted annually. The compensation committee carefully monitors our total dilution and equity expense to ensure that we maximize stockholder value by granting an appropriate number of equity awards necessary to attract, retain and motivate employees. Based on historical usage, we expect that the proposed 1,500,000 share increase in the number of shares available for issuance under the Amended Plan over the share reserve under the Current Plan would be sufficient for approximately four years of awards, assuming we continue to grant awards consistent with our historical usage and current practices, as reflected in our historical burn rate discussed below, and noting that future circumstances may require us to change our current equity grant practices. The share reserve under the Amended Plan could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with any degree of certainty at this time.

The following table summarizes the unvested equity awards outstanding and shares remaining available for issuance under the Current Plan, each as of March 21, 2014, and the proposed increase in shares authorized for issuance under the Amended Plan:

Award	Full-Value Awards	As a % of Shares Outstanding(3)	Dollar Value(4)
Unvested equity awards(1)	671,950	1.4%	$8,486,729
Remaining equity awards available for issuance under Current Plan(2)	140,403	0.3%	1,773,290
Proposed increase in shares available for issuance under Amended Plan (over existing share reserve under Current Plan)	1,500,000	3.1%	18,945,000
Total	2,312,353	4.9%	$29,205,018

(1)	Includes 273,619 shares of unvested time-based restricted stock awards and 398,331 shares of unvested performance-based restricted stock awards based on “maximum” performance levels.

(2)	Assumes 273,619 shares of unvested time-based restricted stock awards and 398,331 shares of unvested performance-based restricted stock awards based on “maximum” performance levels.

(3)	Based on 47,805,511 shares of our common stock outstanding as of March 21, 2014 (and excluding any unvested time-based restricted stock awards or unvested performance-based restricted stock awards).

(4)	The closing price of our common stock on the NYSE on March 21, 2014 was $12.63.

The following table shows key equity metrics over the past three fiscal years:

Key Equity Metrics	2013	2012	2011
Equity burn rate(1)(4)	0.1%	0.1%	3.9%
Dilution(2)(4)	1.8%	2.1%	4.2%
Overhang(3)(4)	1.3%	1.6%	3.4%

(1)	Equity burn rate is calculated by dividing the number of shares subject to equity awards granted during the fiscal year by the weighted-average number of shares outstanding during the period.

(2)	Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.

(3)	Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

(4)	Any performance-based restricted stock awards outstanding during the period represent “maximum” performance.

If approved, the issuance of the additional 1,500,000 shares to be reserved under the Amended Plan would dilute the holdings of stockholders by 3.1% on a fully diluted basis, calculated by dividing (1) 1,500,000 shares by (2) 47,805,511, representing the shares of our common stock outstanding as of March 21, 2014 (and excluding any unvested time-based restricted stock awards or unvested performance-based restricted stock awards).

In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, the board of directors has determined that the size of the share reserve under the Amended Plan is reasonable and appropriate at this time. The board of directors will not create a subcommittee to evaluate the risks and benefits for issuing the additional authorized shares requested.

Key Features of the Amended Plan Reflect Use of Compensation and Governance Best Practices

The proposed Amended Plan continues to include provisions designed to protect our stockholders’ interests and reflect corporate governance best practices, including:

•	Administrator Independence. The compensation committee, comprised solely of independent non-employee directors, administers the plan.
•	Continued broad-based eligibility for equity awards. We grant equity awards to a significant number of employees, which generally vest only upon satisfaction of performance criteria over a multi-year period or are subject to time-based vesting over a three to four-year period. By doing so, we link employee interests with stockholder interests throughout the organization and motivate our employees to act as owners of the business.
•	Stockholder approval is required for subsequent increases to authorized number of shares. The Amended Plan does not contain an annual “evergreen” provision. The Amended Plan authorizes a fixed number of shares, so that stockholder approval is required to further increase the maximum number of securities which may be issued under the Amended Plan (other than adjustments in connection with certain corporate reorganizations and other events).
•	No discount stock options or stock appreciation rights. All stock options and stock appreciation rights will have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted. To date, we have not granted any stock options or stock appreciation rights under the Current Plan.
•	Repricing is not allowed. Both the Current Plan and the proposed Amended Plan prohibit the repricing of stock options and stock appreciation rights without prior stockholder approval.

Description of Proposed Amended Plan

The following summary of the terms of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan attached as Appendix A to this proxy statement.

Securities Subject to the Amended Plan

The aggregate number of shares of common stock available for issuance pursuant to awards under the Current Plan is currently 1,350,000. That number may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Changes in Control and Corporate Transactions.” As of March 21, 2014, awards (including both awards that have vested and outstanding unvested awards, net of forfeitures) covering an aggregate of 1,209,597 shares had been issued under the Current Plan, and 140,403 shares (plus any shares that might in the future be returned to the Current Plan as a result of cancellations, forfeitures, repurchases or expiration of awards) remained available for future grants. Of the awards covering the 1,209,597 shares that had been issued under the Current Plan, awards covering 671,950 shares remained subject to vesting restrictions (including 398,331 performance-based restricted stock awards based on “maximum” performance). As noted above, the Amended Plan would increase the number of shares authorized for issuance under the Current Plan by 1,500,000 shares for a total of 2,850,000 shares. Under the Amended Plan, each

Partnership unit, as defined in the Current Plan, issued pursuant to an award shall be counted against the share reserve under the Current Plan as one share of common stock, but only to the extent that such Partnership unit is convertible into shares of common stock and on the same basis as the conversion ratio applicable to the Partnership unit.

To the extent that an award expires, terminates or lapses, or an award is settled in cash without the delivery of shares of common stock to the participant, then any unexercised shares subject to the award will be available for future grant or sale under the Amended Plan. Notwithstanding the foregoing, the following shares shall not be added back to the share reserve under the Amended Plan and will not be available for future grants of awards: (1) shares of our common stock tendered by a participant or withheld by us in payment of the exercise price of a stock option; (2) shares of our common stock tendered by a participant or withheld by us to satisfy any tax withholding obligation with respect to an award; (3) shares of our common stock subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right on exercise thereof; and (4) shares of our common stock purchased on the open market with the cash proceeds from the exercise of stock options. Shares of restricted stock which are forfeited or repurchased by us pursuant to the Amended Plan may again be optioned, granted or awarded under the Amended Plan. The payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Amended Plan.

The maximum number of shares that may be subject to awards granted under the Amended Plan to any individual in any calendar year may not exceed 1,000,000. The maximum cash performance award payable to a participant under the Amended Plan will not exceed $10.0 million with respect to any calendar year.

Administration

The Amended Plan will generally be administered by the compensation committee of our board of directors, or the Administrator. However, our board of directors determines the terms and conditions of, interprets and administers the Amended Plan for awards granted to our non-employee directors and, with respect to these awards, the term “Administrator” refers to our board of directors. As appropriate, administration of the Amended Plan may be revested in our board of directors. In addition, for administrative convenience, our board of directors or the compensation committee may determine to grant to one or more members of our board of directors or to one or more officers the authority to make grants to individuals who are not directors or executive officers.

Eligibility

The Amended Plan authorizes discretionary grants to our employees, consultants and non-employee directors, and to the employees and consultants of our subsidiaries, of stock options, restricted stock, stock appreciation rights and other stock-based awards. As of March 21, 2014, outstanding equity awards have been issued to 42 of our 67 employees and to our 4 non-employee directors under the Current Plan.

Awards under the Amended Plan

Stock Options. The Amended Plan provides for discretionary grants of non-qualified stock options, or NQSOs, to employees, non-employee directors and consultants. The Amended Plan also provides for the grant of incentive stock options, or ISOs, which may only be granted to our employees and employees of our qualifying subsidiaries. Options may be granted with terms determined by the Administrator; provided that ISOs must meet the requirements of Section 422 of the Code. The exercise price for stock options granted under the Amended Plan is set by the Administrator and may not be less than fair market value on the date of grant. The Administrator may also substitute a stock appreciation right for an option at any time prior to or upon exercise of the option, provided that the stock appreciation right is exercisable for the same number of shares of common stock for which the substituted option would have been exercisable. To date, no options have been granted under the Current Plan.

Restricted Stock. A restricted stock award is an award of shares of our common stock that may be subject to restrictions on transferability and other restrictions, including forfeiture and repurchase restrictions as the Administrator determines. The restrictions, if any, may lapse over a specified period of time or upon the satisfaction of conditions, as determined by the Administrator. Unless otherwise provided in the applicable award agreement, participants generally have all of the rights of a stockholder with respect to restricted stock. Restricted stock may be issued for a nominal purchase price and may be subject to vesting over time or upon attainment of performance targets. Any dividends or other distributions paid on restricted stock may also be subject to restrictions to the same extent as the underlying stock. Award agreements related to restricted stock may provide that restricted stock is subject to repurchase by the company or forfeiture in the event that the participant ceases to be an employee, director or consultant prior to vesting. As of March 21, 2014, 1,209,597 shares of restricted stock (net of forfeitures) have been granted under the Current Plan.

Stock Appreciation Rights. The Amended Plan provides for discretionary grants of stock appreciation rights to employees, non-employee directors and consultants. Stock appreciation rights may be granted with terms determined by the Administrator, provided that the exercise price for stock appreciation rights may not be less than fair market value on the date of grant. The Administrator may pay amounts owed upon exercise of a stock appreciation right in shares of common stock or cash or a combination of both, at the Administrator’s discretion. To date, no stock appreciation rights have been granted under the Current Plan.

Performance Bonus Awards. The Amended Plan provides for grants of cash-based performance bonus awards to employees, non-employee directors and consultants based upon objectively determinable bonus formulas relating to the performance criteria included in the Amended Plan. To date, no performance bonus awards have been granted under the Current Plan.

Other Stock-Based Awards. The Amended Plan allows for various other awards including dividend equivalents, stock payments, restricted stock units, LTIP unit awards, and other incentive awards, with such terms generally as the Administrator may determine in its discretion, provided that no dividend equivalents may be payable with respect to options or stock appreciation rights.

LTIP unit awards under the Current Plan are substantially similar to restricted stock awards. Like the restricted stock awards, the LTIP units may be made subject to restrictions that lapse over a period of time or upon the satisfaction of certain conditions, as determined by the Administrator. However, an LTIP unit represents an equity interest in our operating partnership, rather than us. Initially, LTIP units will not have full parity with common units of our operating partnership with respect to liquidating distributions.

Upon the occurrence of certain “triggering events,” the LTIP units can over time achieve full parity with common units of our operating partnership for all purposes, and therefore accrete to an economic value equivalent to one share of our common stock on a one for one basis. If such parity is reached, vested LTIP units may be redeemed for cash in an amount equal to the then fair market value of an equal number of shares of our common stock or converted into an equal number of shares of our common stock, as determined by us at our election. The Administrator will specify the purchase price, if any, to be paid by the recipient for an LTIP unit. To date, no LTIP units have been granted under the Current Plan.

Non-Employee Director Awards

Our non-employee directors are eligible for ongoing, annual restricted stock awards under the Amended Plan, as described above under “Information Regarding the Board — Compensation of Directors.” However, no non-employee director shall be granted awards under the Amended Plan for services as a non-employee director for any one year covering more than 100,000 shares, provided that a non-employee director may be granted awards under the Amended Plan for services as a non-employee director for any one year in excess of such amount if the total awards granted to such non-employee director under the Amended Plan for services as a non-employee director in such year do not have a grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, in excess of $750,000.

Performance Criteria

The compensation committee may grant awards to employees who are or may be “covered employees” (as defined in Section 162(m) of the Code), that are intended to be performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. The compensation committee may grant to such covered employees restricted stock, dividend equivalents, stock payments, restricted stock units, cash bonuses and other stock-based awards that are paid, vest or become exercisable upon the attainment of company performance criteria which are related to one or more of the following performance criteria as applicable to our performance or the performance of a division, business or other operational unit or an individual, measured either in absolute terms, on a same-property basis, as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices for any given performance period:

•	net earnings (either before or after interest, taxes, depreciation and amortization),
•	gross or net sales or revenue,
•	net income (either before or after taxes),
•	adjusted net income,
•	operating earnings,
•	cash flow (including, but not limited to, operating cash flow and free cash flow),
•	return on net assets,
•	return on capital,
•	return on shareholders’ equity,
•	total shareholder return,
•	return on sales,
•	gross or net profit or operating margin,
•	costs,
•	funds from operations,
•	expenses,
•	working capital,
•	earnings per share,
•	adjusted earnings per share,
•	price per share of common stock,
•	implementation or completion of critical projects,
•	comparisons with various stock market indices,
•	debt reduction,
•	shareholder equity,
•	operating efficiency,
•	financial ratios, or
•	financing and other capital raising transactions.

The compensation committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle,
•	items relating to financing activities,
•	expenses for restructuring or productivity initiatives,
•	other non-operating items,
•	items related to acquisitions,
•	items attributable to the business operations of any entity acquired by us during the performance period,
•	items related to the disposal of a business of segment of a business,
•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards,

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period,
•	any other items of significant income or expense which are determined to be appropriate adjustments,
•	items relating to unusual or extraordinary corporate transactions, events or developments,
•	items related to amortization of acquired intangible assets,
•	items that are outside the scope of our core, ongoing business activities,
•	items related to changes in tax laws,
•	items relating to gains and losses for litigation, arbitration or contractual settlements, or
•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

The compensation committee will define in an objective fashion the manner of calculating the performance criteria it selects to use for the foregoing awards. With regard to a particular performance period, the compensation committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the performance goals that will be used to measure the performance for the period. The achievement of each performance goal will be determined, to the extent applicable, in accordance with applicable accounting standards. For all awards intended to qualify as qualified performance-based compensation, the foregoing determinations will be made by the compensation committee within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

Awards Generally Not Transferable

Awards under the Amended Plan are generally not transferable during the award holder’s lifetime without the consent of the Administrator. The Administrator may allow an award other than an incentive stock option to be transferable to certain permitted transferees or for estate or tax planning purposes.

Changes in Control and Corporate Transactions

In the event of certain changes in the capitalization of our company or certain corporate transactions involving our company (such as a stock split, stock dividend, a combination or exchange of shares, merger, consolidation, distribution of assets to stockholders (other than normal cash dividends) or any other corporate event affecting our stock or the share price of our stock, other than an equity restructuring), and certain other events (including a change in control, as defined in the Amended Plan), the Administrator may make proportionate adjustments to:

•	the aggregate number and type of shares that may be issued under the Amended Plan,
•	the limitations on the maximum number of shares that may be subject to awards granted under the Amended Plan to any individual in any calendar year,
•	the number and kind of shares subject to outstanding awards under the Amended Plan,
•	the number and kind of shares for which automatic grants are made to non-employee directors under the Amended Plan,
•	the terms and conditions of any outstanding awards under the Amended Plan, and
•	the grant or exercise price per share for any outstanding awards under the Amended Plan.

In the event of an equity restructuring, which is defined under the Amended Plan as a nonreciprocal transaction between the company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of our common stock (or other securities) or the share price of our common stock (or other securities) and causes a change in the value of our common stock underlying outstanding awards:

•	the number and type of shares subject to each outstanding award and the grant or exercise price thereof, if applicable, will be proportionately adjusted by the Administrator, and
•	the administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such equity restructuring with respect to the aggregate number and kind of shares that may be issued under the Amended Plan (including, but not limited to, adjustments of the limitations on the maximum number of shares that may be subject to awards granted under the Amended Plan to any individual in any calendar year).

Should any of the foregoing events or certain other events (including a change in control, as defined in the Amended Plan) occur, the Administrator is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of awards under the Amended Plan. Except as may be set forth in the applicable award agreement, if a change in control occurs and the holder’s awards are not continued, converted, assumed or replaced, those awards become fully exercisable and vested. Award holders will also have an opportunity to exercise any vested awards prior to the consummation of such changes in control or other corporate transactions or events.

Prohibition on Repricing

The Administrator shall not, without the approval of our stockholders, (1) authorize the amendment of any outstanding stock option or stock appreciation right to reduce the price per share, or (2) cancel any stock option or stock appreciation right in exchange for cash or another award when the stock option or stock appreciation right price per share exceeds the fair market value of the underlying shares of common stock.

Term of the Amended Plan; Amendment and Termination

If this Proposal 4 is approved by our stockholders, the Amended Plan will be in effect until March 18, 2024, unless our board of directors terminates the Amended Plan at an earlier date. Our board of directors may terminate the Amended Plan at any time with respect to any shares not then subject to an award under the Amended Plan. Our board of directors may also modify the Amended Plan from time to time, except that our board of directors may not, without prior stockholder approval, (1) amend the Amended Plan so as to increase the number of shares of stock that may be issued under the Amended Plan, or (2) amend the Amended Plan in any manner which would require stockholder approval to comply with any applicable law, regulation or stock exchange rule.

Federal Income Tax Consequences Associated with the Amended Plan

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder’s personal investment circumstances. This summarized tax information is not tax advice.

Non-Qualified Stock Options. For federal income tax purposes, if an optionee is granted NQSOs under the Amended Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, upon exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the excess of the fair market value of a share of common stock over the option exercise price on the date each such option is exercised. The optionee’s basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises such option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an “item of adjustment” for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the common shares are sold or otherwise disposed of before the end of the two-year and one-year periods specified above, the excess of the fair market value of a share of common stock over the option exercise price on the date of the option’s exercise will be taxed at ordinary income rates (or, if less, the gain on the sale), and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered an item of adjustment for alternative minimum tax purposes.

An ISO exercised more than three months after an optionee terminates employment, for reasons other than death or disability, will be taxed as a NQSO, and the optionee will recognize ordinary income on the exercise. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

Restricted Stock. An individual to whom restricted stock is issued generally will not recognize taxable income upon such issuance, and we generally will not then be entitled to a deduction, unless an election is made by the participant under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the individual generally will recognize ordinary income, and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price. If a timely election is made under Section 83(b) with respect to restricted stock, the participant generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price of such shares, and we will be entitled to a deduction for the same amount. Participants may only make an 83(b) election with the consent of the Administrator.

Stock Appreciation Rights. A participant will not be taxed upon the grant of a stock appreciation right. Upon the exercise of the stock appreciation right, the participant will recognize ordinary income equal to the amount of cash or the fair market value of the stock received upon exercise. At the time of exercise, we will be eligible for a tax deduction as a compensation expense equal to the amount that the participant recognizes as ordinary income.

LTIP Units. LTIP unit awards that constitute “profits interests” within the meaning of the Code and published Internal Revenue Service guidance will generally not be taxed at the time of grant, though the holder will be required to report on his income tax return his allocable share of Excel Trust, L.P.’s income, gain, loss, deduction and credit, regardless of whether Excel Trust, L.P. makes a distribution of cash. Instead, LTIP units are generally taxed upon a disposition of the LTIP units or distributions of money to the extent that such amounts received exceed the basis in the LTIP units. Generally, no deduction is available to us upon the grant, vesting or disposition of the LTIP units.

If LTIP units are granted to a recipient who is an employee, the issuance of those units may cause wages paid to the recipient to be characterized and subject to taxation as self-employment income. If treated as a self-employed partner, the recipient will be required to make quarterly income tax payments rather than having amounts withheld by us. Additionally, if self-employed, the recipient must pay the full amount of all FICA employment taxes on the employee’s compensation, whereas regular employees are only responsible for 50% of these taxes. To date, the Internal Revenue Service has not issued definitive guidance regarding the treatment of wages paid to partner-employees.

Other Stock Awards and Performance Bonus Awards. The participant will have ordinary income upon receipt of stock or cash payable under performance awards, dividend equivalents, restricted stock units and stock payments. We will be eligible for a tax deduction as a compensation expense equal to the amount of ordinary income recognized by the participant.

Section 162(m) of the Code. In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for specified executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain “qualified performance-based compensation” established by an independent compensation committee which conforms to certain conditions stated under the Code and related regulations. Options and stock appreciation rights granted by the compensation committee under the Amended Plan may qualify as “qualified performance-based compensation” under Section 162(m) of the Code. The Amended Plan has been structured with the intent that certain other awards granted under the Amended Plan may, in the discretion of the compensation committee, be structured so as to qualify for the “qualified performance-based compensation” exception to the $1 million annual deductibility limit of Section 162(m) of the Code. However, awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code only if the awards and the procedures associated with them comply with all requirements of Section 162(m) of the Code. Because we qualify as a REIT under the Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us. There can be no assurance that compensation attributable to awards granted under the Amended Plan will be treated as qualified performance-based compensation under Section 162(m) of the Code and thus be deductible to us.

Section 409A of the Code. Certain types of awards under the Amended Plan may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% federal penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Amended Plan and awards granted under the Amended Plan will be structured and interpreted to comply with Section 409A of the Code and the Treasury Regulations and other interpretive guidance that may be issued pursuant to Section 409A of the Code.

If a plan award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize the compensation deferred under the award as ordinary income when such amounts are vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply, Section 409A imposes an additional 20% federal income tax on the deferred compensation recognized as ordinary income, as well as interest on such deferred compensation.

Plan Benefits

Under the Current Plan, our executive officers, employees and non-employee directors have received the following equity awards through March 21, 2014:

	Shares of Time-Based Restricted Stock	Shares of Performance- Based Restricted Stock (at “Maximum” Performance)
Gary B. Sabin	217,254	388,000	(1)
Chairman and Chief Executive Officer
Spencer G. Plumb	58,628	96,666	(2)
President and Chief Operating Officer
James Y. Nakagawa	58,628	96,666	(2)
Chief Financial Officer and Treasurer
Mark T. Burton	58,628	96,666	(2)
Chief Investment Officer and Senior Vice President of Acquisitions
S. Eric Ottesen	58,628	96,666	(2)
Senior Vice President, General Counsel and Secretary
Executive Officers as a Group	451,766	774,664	(3)
Employees as a Group (excluding Executive Officers)	189,500	246,167	(4)
Non-Employee Directors as a Group	59,364	—

(1)	Includes an aggregate of 169,200 shares of performance-based restricted stock originally granted on March 7, 2011, which shares were forfeited pursuant to their terms on January 1, 2014 as a result of the company’s total stockholder return for the three-year performance period ending December 31, 2013 being lower than the threshold performance level required for vesting of such restricted stock awards.

(2)	Includes an aggregate of 39,480 shares of performance-based restricted stock originally granted on March 7, 2011, which shares were forfeited pursuant to their terms on January 1, 2014 as a result of the company’s total stockholder return for the three-year performance period ending December 31, 2013 being lower than the threshold performance level required for vesting of such restricted stock awards.

(3)	Includes an aggregate of 327,120 shares of performance-based restricted stock originally granted on March 7, 2011, which shares were forfeited pursuant to their terms on January 1, 2014 as a result of the company’s total stockholder return for the three-year performance period ending December 31, 2013 being lower than the threshold performance level required for vesting of such restricted stock awards.

(4)	Includes an aggregate of 138,744 shares of performance-based restricted stock originally granted on March 7, 2011, which shares were forfeited pursuant to their terms on January 1, 2014 as a result of the company’s total stockholder return for the three-year performance period ending December 31, 2013 being lower than the threshold performance level required for vesting of such restricted stock awards.

Our non-employee directors are also eligible to receive automatic restricted stock awards under the Amended Plan, as described above under “Information Regarding the Board — Compensation of Directors.”

All other future grants under the Amended Plan are within the discretion of the Administrator and the benefits of such grants are, therefore, not determinable.

Recommendation of the Board of Directors

Our board of directors recommends that stockholders vote FOR the approval of the Amended Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of March 21, 2014, except as otherwise set forth in the footnotes to the table, the beneficial ownership of shares of our common stock and shares of common stock into which limited partnership units of our operating partnership, Excel Trust, L.P., a Delaware limited partnership of which we are the sole general partner, are exchangeable, for (1) each person who is a beneficial owner of 5% or more of our outstanding common stock, (2) each executive officer named in the Summary Compensation Table below (the named executive officers), (3) each director and nominee for director and (4) executive officers and directors as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds operating partnership units as opposed to shares of common stock is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change in control of the company.

Name of Beneficial Owner	Number of Shares and/or Common Operating Partnership Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and Common Operating Partnership Units(2)
FMR, LLC(3)	5,542,548	11.4%	11.2%
The Vanguard Group Inc.(4)	4,683,921	9.7	9.5
Vaughan Nelson Investment Management, L.P.(5)	3,306,424	6.8	6.7
BlackRock, Inc.(6)	3,286,398	6.8	6.6
Vanguard Specialized Funds—Vanguard REIT Index Fund(7)	3,258,412	6.7	6.6
Levine Investments Limited Partnership(8)	3,230,769	6.7	6.5
Private Management Group, Inc.(9)	3,221,615	6.6	6.5
Wellington Management Company, LLP(10)	2,892,945	6.0	5.8
Gary B. Sabin(11)	1,517,800	3.1	3.1
Spencer G. Plumb(12)	121,946	*	*
James Y. Nakagawa(13)	173,378	*	*
Mark T. Burton(14)	176,739	*	*
S. Eric Ottesen(15)	174,378	*	*
Bruce G. Blakley(16)	14,841	*	*
Burland B. East(17)	14,841	*	*
Robert E. Parsons(18)	26,341	*	*
Warren R. Staley(19)	14,841	*	*
All directors and executive officers as a group (nine persons)	2,235,105	4.6	4.5

*	Less than 1%.

(1)	Based on 48,478,179 shares of our common stock outstanding as of March 21, 2014. In addition, amounts for each person listed assume that all operating partnership units held by the person are exchanged for shares of our common stock, and amounts for all directors and officers as a group assume all operating partnership units held by them are exchanged for shares of our common stock, but none of the operating partnership units held by other persons are exchanged for shares of our common stock.

(2)	Based on a total of 49,496,984, comprised of 48,477,461 shares of our common stock and 1,019,523 operating partnership units outstanding as of March 21, 2014, which may be redeemed for cash or, at our option, exchanged for shares of our common stock.

(3)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014. Fidelity Management & Research Company (Fidelity), a wholly owned subsidiary of FMR LLC and an investment adviser to various investment companies, is the beneficial owner of 4,596,376 shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 4,596,376 shares owned by the funds. Fidelity SelectCo, LLC (SelectCo), a wholly owned subsidiary of FMR LLC, is the beneficial owner of 647,987 shares. Edward C. Johnson 3d and FMR LLC, through its control of SelectCo, and the SelectCo funds each has sole power to dispose of the 647,987 shares owned by the SelectCo funds. Pyramis Global Advisors, LLC (PGALLC), an indirect wholly owned subsidiary of FMR LLC, is the beneficial owner of 70,414 shares as a result of its serving as investment adviser to institutional accounts, non-U.S. mutual funds or investment companies registered under Section 8 of the Investment Company Act of 1940 owning such shares. Pyramis Global Advisors Trust Company (PGATC), an indirect wholly owned subsidiary of FMR LLC, is the beneficial owner of 227,771 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through their control of PGALLC and PGATC, each has sole dispositive power over 298,185 shares and sole power to vote or to direct the voting of 298,185 shares owned by the institutional accounts or funds managed by PGALLC and PGATC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2014. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 66,200 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 55,300 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(5)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2014. By reason of investment advisory relationships with the person who owns shares of our common stock, Vaughan Nelson Investment Management, L.P. (Vaughan Nelson) may be deemed to be the beneficial owner of the reported shares of our common stock. Vaughan Nelson Investment Management, Inc. (General Partner), as General Partner of Vaughan Nelson, may be deemed the indirect beneficial owner of the reported shares of our common stock. Both Vaughan Nelson and the General Partner disclaim beneficial ownership of the reported shares of our common stock. Various persons, as investment advisory clients of Vaughan Nelson, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock. The address for both Vaughan Nelson and the General Partner is 600 Travis Street, Suite 6300, Houston, TX 77002.

(6)	Based on information disclosed in the Schedule 13G filed with the Securities and Exchange Commission on January 29, 2014. Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address for BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(7)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 4, 2014. The address for Vanguard Specialized Funds—Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, PA 19355.

(8)	Based on information disclosed in the Schedule 13G filed with the Securities and Exchange Commission on February 7, 2012. Levine Investments Limited Partnership (LILP) holds 3,230,769 shares of common stock. William S. Levin and Jonathan L. Levine are the general partners of LILP and share voting and dispositive power with respect to such shares. The address for LILP is 1702 E. Highland, Suite 310, Phoenix, AZ 85016.

(9)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 5, 2014. The address for Private Management Group, Inc. is 15635 Alton Parkway, Suite 400, Irvine, CA 92618.

(10)	Based on information disclosed in the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2014. Wellington Management Company, LLP (Wellington), in its capacity as investment adviser, may be deemed to beneficially own 2,892,945 shares of our common stock which are held of record by clients of Wellington. Of such shares, Wellington has shared voting power with respect to 2,702,015 shares and shared dispositive power with respect to 2,892,945 shares. The address of Wellington is 280 Congress Street, Boston, MA 02210.

(11)	Includes 271,889 shares of restricted stock and 179,165 shares of common stock held directly by Mr. Sabin. Also includes 595,376 shares of common stock and 471,370 operating partnership units held by the Gary B. Sabin Family Trust dated May 20, 1982, for which Mr. Sabin is the trustee. Mr. Sabin disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Sabin has pledged his operating partnership units as security for a personal loan.

(12)	Includes 69,237 shares of restricted stock and 52,709 shares of common stock.

(13)	Includes 69,237 shares of restricted stock, 47,577 shares of common stock and 56,564 operating partnership units.

(14)	Includes 69,237 shares of restricted stock, 50,938 shares of common stock and 56,564 operating partnership units.

(15)	Includes 69,237 shares of restricted stock, 48,577 shares of common stock and 56,564 operating partnership units.

(16)	Includes 1,099 shares of restricted stock and 12,449 shares of common stock held directly by Mr. Blakley. Also includes 1,293 shares of common stock held by the Blakley Family 2001 Trust dated May 10, 2001, for which Mr. Blakley is the trustee. Mr. Blakley disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(17)	Includes 1,099 shares of restricted stock and 13,742 shares of common stock.

(18)	Includes 1,099 shares of restricted stock and 25,242 shares of common stock.

(19)	Includes 1,099 shares of restricted stock and 13,742 shares of common stock.

EXECUTIVE OFFICERS

Our executive officers and other significant employees and their ages as of March 21, 2014 are as follows:

Name	Position	Age
Gary B. Sabin	Chairman of the Board of Directors and Chief Executive Officer	59
Spencer G. Plumb	President, Chief Operating Officer and Director	39
James Y. Nakagawa	Chief Financial Officer and Treasurer	48
Mark T. Burton	Chief Investment Officer, Senior Vice President of Acquisitions and Director	53
S. Eric Ottesen	Senior Vice President, General Counsel and Secretary	58
Matthew S. Romney	Senior Vice President of Capital Markets	42

Biographical information with respect to Messrs. Sabin, Plumb and Burton is set forth above under “Election of Directors — Information Regarding Directors.”

James Y. Nakagawa has served as our Chief Financial Officer and Treasurer since our formation in December 2009. Since October 2003, Mr. Nakagawa has served as Chief Financial Officer of Excel Realty Holdings. From September 2001 to January 2004, Mr. Nakagawa served as Chief Financial Officer of Price Legacy Corporation. From October 1998 to September 2001, Mr. Nakagawa served as Chief Financial Officer, and from March 1998 to October 1998, as Controller of Excel Legacy Corporation. From September 1998 to April 1999, Mr. Nakagawa served as Controller of New Plan Excel Realty Trust. From September 1994 to September 1998, Mr. Nakagawa served as Controller of Excel Realty Trust. Prior to joining Excel Realty Trust, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa received a Bachelor of Science in Business Administration with a concentration in accounting from San Diego State University where he currently serves on the Charles W. Lamden School of Accountancy Advisory Board. He is a certified public accountant and a member of the AICPA and the California Society of CPAs.

S. Eric Ottesen has served as our Senior Vice President, General Counsel and Secretary since our formation in December 2009. Since October 2003, Mr. Ottesen has served as Senior Vice President, General Counsel and Secretary of Excel Realty Holdings. From September 2001 to October 2003, Mr. Ottesen served as Senior Vice President, General Counsel and Secretary of Price Legacy Corporation. From November 1997 to September 2001, Mr. Ottesen served as Senior Vice President, General Counsel and Assistant Secretary of Excel Legacy Corporation. From September 1998 to April 1999, Mr. Ottesen served as Senior Vice President — Legal Affairs and Secretary of New Plan Excel Realty Trust. From September 1996 to September 1998, Mr. Ottesen served as Senior Vice President, General Counsel and Assistant Secretary of Excel Realty Trust. From 1987 to 1995, he was a senior partner in a San Diego law firm. Mr. Ottesen also currently serves as a director of The Sabin Children’s Foundation and the San Diego chapter of the Cystic Fibrosis Foundation. Mr. Ottesen received a Juris Doctor from Southwestern University and a Bachelor of Arts in English from Brigham Young University.

Matthew S. Romney has served as Senior Vice President of Capital Markets since our formation in December 2009. Since January 2008, Mr. Romney has served as Vice President of Strategy/Investments of Excel Realty Holdings. From September 2005 to January 2008, Mr. Romney served as Vice President Property Management for Excel Realty Holdings. From September 2003 to July 2005, Mr. Romney served as Product Manager for Microsoft Corporation. Prior to joining Microsoft Corporation, Mr. Romney held various marketing and project management positions for Lavastorm, Inc. and Polaroid Corporation. Mr. Romney received a Master’s Degree in Business Administration from Harvard Business School and a Bachelor of Arts in Political Science from Brigham Young University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

This section provides an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies with respect to our named executive officers, and the material factors that we considered in making those decisions. Our named executive officers include:

•	Gary B. Sabin, our Chairman and Chief Executive Officer,

•	Spencer G. Plumb, our President and Chief Operating Officer,

•	James Y. Nakagawa, our Chief Financial Officer and Treasurer,

•	Mark T. Burton, our Chief Investment Officer and Senior Vice President of Acquisitions, and

•	S. Eric Ottesen, our Senior Vice President, General Counsel and Secretary.

Executive Summary

Fiscal 2013 Executive Compensation

Our compensation committee has retained Christenson Advisors, an independent compensation consultant, to provide it with data regarding market practices and advice regarding executive annual base salaries, bonuses and long-term incentive compensation, consistent with our compensation philosophies and objectives. As a result of its annual review of our executive compensation program, and based on the input of the compensation consultant, the compensation committee established the following compensation program for our named executive officers for 2013:

•	Reasonable Base Salary Increases: In March 2013, the compensation committee approved base salary increases for our named executive officers of 15% over 2012 levels, based on the compensation committee’s review of comparable compensation information for our peer group. Despite these increases, the 2013 base salaries for our named executive officers were below the 25th percentile relative to compensation data from the company’s peers for similarly-situated executives.

•	Emphasis on Performance-Based Compensation: The majority of our named executive officers’ target total direct compensation is in the form of variable compensation, consisting of annual incentive bonuses and long-term equity incentive awards, which aligns executive compensation with stockholder interests by tying a significant majority of total direct compensation to the achievement of performance goals or stockholder returns. Currently, the compensation committee intends that the three elements of Mr. Sabin’s total annual compensation will be earned in the following approximate proportions: 30% base salary, 30% annual bonus and 40% long-term incentives. For the other named executive officers, total annual compensation is intended to be earned in the following approximate proportions: 40% base salary, 30% annual bonus and 30% long-term incentives.

•

Emphasis on Performance-Based Restricted Stock Awards: The compensation committee grants performance-based restricted stock awards as a significant portion of long-term equity incentive compensation. Of the restricted stock awards granted to our named executive officers in 2011, over 70% were subject to performance-based vesting based on our absolute total stockholder return during 2011, 2012 and 2013 and the three-year performance period beginning on January 1, 2011. The value of these awards was tied 100% to our total stockholder return and could have been as little as zero if our total stockholder return over the performance measurement period was below the threshold for vesting. None of the performance-based restricted stock awards held by the named executive officers vested in 2013. Over the three-year performance period, approximately 25% of the performance-based restricted stock awards vested based on company performance. No additional equity awards were granted to our named executive officers during 2013.

In March 2014, the compensation committee approved new long-term equity incentive awards for each of our named executive officers. Based on the recommendations of management and the compensation consultant to the compensation committee, the compensation committee included both time-based and performance-based restricted stock awards in the new three-year long-term equity incentive award program, reflecting the compensation committee’s desire to have a higher portion of each named executive officer’s compensation tied to increasing stockholder value. It also supports our pay-for-performance philosophy by placing more emphasis on the incentive components of pay. Of the awards granted to our named executive officers in March 2014, nearly 55% are subject to performance-based vesting.

•	Realized Pay for 2013: As noted above, approximately 70% of Mr. Sabin’s total annual compensation and approximately 60% of the total annual target compensation of our other named executive officers is “at-risk” or tied to the achievement of corporate or individual performance objectives. Of these amounts, a significant portion of each executive’s total annual compensation is comprised of the opportunity provided by the performance-based restricted stock awards granted. As noted above, none of the performance-based restricted stock awards held by the named executive officers vested during 2013 and no value was realized by our named executive officers with respect to those awards in 2013. As required by Securities and Exchange Commission disclosure rules, the Summary Compensation Table set forth below reflects the full grant date fair value of these performance-based awards for accounting purposes, which value does not represent the realizable value of these awards to the executives.

Response to 2013 Say-on-Pay Vote

In May 2013, our stockholders overwhelmingly approved the compensation of our named executive officers, with over 99% of stockholder votes cast in favor of our 2013 say-on-pay resolution (excluding abstentions and broker non-votes). As we evaluated our compensation practices and talent needs after May 2013, we were mindful of the strong support our stockholders expressed for our compensation philosophy. In addition, during 2013, we met in person with over 80 institutional investors. Following its annual review of our executive compensation practices, the compensation committee decided generally to retain the approach to executive compensation it had previously adopted for 2013. In addition, as noted above, the compensation committee has approved a new performance-based long-term equity incentive program for the three-year performance period commencing January 1, 2014, to replace the performance-based restricted stock award program that was in effect through December 31, 2013.

Stock Ownership Guidelines for Executive Officers

To further link the long-term economic interests of our executive officers directly to that of our stockholders, our board of directors has adopted stock ownership guidelines for the executive officers. The guidelines provide that the company’s executive officers are expected to, within five years of the later of March 1, 2014 or the date on which such person is appointed to his or her position, own shares of the company’s common stock or securities convertible or exchangeable into shares of the company’s common stock with a market value of no less than five times current annual base salary with respect to the Chief Executive Officer and no less than four times current annual base salary with respect to the other executive officers. It is expected that executive officers will use at least 25% of any annual bonus payment to purchase shares of our common stock on the open market to help reach the foregoing ownership levels.

Stock ownership guidelines for our non-employee directors are described above under “Election of Directors — Information Regarding the Board — Stock Ownership Guidelines for Non-Employee Directors.”

Executive Compensation Program Overview

Our executive compensation program is administered under the direction of the compensation committee of the board of directors. The responsibilities of the compensation committee are more fully described under “Election of Directors — Information Regarding the Board — Committees of the Board — Compensation Committee.”

Elements of Our Executive Compensation Program

We believe that each of the elements of our executive compensation program plays an important role in helping us achieve our compensation objectives. The compensation committee intends for the executive compensation program overall to be aligned with the following long-term philosophical positioning:

•	Base Salary: The compensation committee intends that annual base salaries for our named executive officers provide a stable annual income at a level that is consistent with the individual executive officer’s role and contribution to the company.

•	Annual Incentive Bonuses: Annual incentive bonus opportunities are intended to link each executive officer’s compensation to our overall financial and operating performance relative to established corporate goals, and the officer’s individual and business unit performance, for a particular year.

•	Long-Term Equity Incentive Awards: Long-term equity incentive awards, consisting primarily of restricted stock awards, are intended to promote retention through time-based and performance-based vesting, to align the financial interests of our executives with those of our stockholders and to encourage actions that maximize long-term stockholder value.

•	Other Compensation: The named executive officers also are eligible to receive other elements of compensation, including health and retirement benefits, as described below under “—Other Benefits.” All of these compensation elements are considered by the compensation committee in setting the compensation of our named executive officers. To the extent that Excel Trust provides named executive officers with any perquisites or benefits beyond those provided to all other employees, such arrangements will be limited in scope and conservative in relation to market practices. We have also entered into employment agreements with each of our named executive officers, which are described below under “— Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”

•	Total Compensation: The compensation committee intends to target total compensation for our executive officers at a level that is approximately the 75th percentile among comparable companies of similar size (based on the company’s performance at its annual operating plan). In order to meet the targeted total compensation positioning, the compensation committee expects that base salaries will be below the 75th percentile of executives holding comparable positions within our peer group. We do expect, however, that over the long-term, annual incentive compensation (assuming performance at the targeted levels) will be above the 75th percentile of executives holding comparable positions within our peer group. This higher on-target positioning relative to annual incentive compensation reflects that annual equity compensation for executive officers (not including new hire awards) is believed to result in better alignment with stockholders and a focus on long-term performance.

•	Allocation of Compensation: The compensation committee also intends to allocate total compensation between cash and equity compensation based on a number of factors, including the compensation mix of our peer group companies, total compensation targets, and the salary and bonus guidelines and requirements established in the executives’ employment agreements at the time of our initial public offering. Currently, the compensation committee intends that the majority of our named executive officers’ total compensation will consist of annual bonus and long-term incentives.

The compensation committee may make adjustments to the compensation of our executive officers to implement fully this stated compensation philosophy. Regardless of the stated compensation positioning, the compensation committee strives to strike an appropriate balance among base salary, annual bonus and long-term incentives, and it may adjust the allocation of pay to facilitate the achievement of our objectives or remain competitive in the market for executive talent. We do not guarantee that any executive will receive a specific market-derived compensation level and actual compensation may be above or below targets based on both company and individual performance.

The compensation levels of the named executive officers reflect to a significant degree their varying roles and responsibilities. Mr. Sabin, in his role as Chairman and Chief Executive Officer, has the greatest level of responsibility among our named executive officers and, therefore, receives the highest level of pay. This philosophy is also consistent with competitive practices among the companies in our peer group.

Determination of Compensation Awards

The compensation committee annually reviews and determines the total compensation to be paid to our executive officers.

Role of Management. Mr. Sabin, our Chairman and Chief Executive Officer, makes recommendations and presents analyses to the compensation committee based on its requests. He also discusses with the committee members:

•	the company’s and its peers’ financial performance,

•	the financial and other impacts of proposed compensation changes on our business,

•	peer group compensation data, and

•	the performance of each of the other named executive officers, including his evaluation of their individual and business unit performances.

The compensation committee gathers data on the Chief Executive Officer’s performance through several channels, including qualitative and quantitative assessments of the company’s performance, discussions with other members of the management team and discussions with other members of the board of directors.

The compensation committee generally meets without any members of management present. To the extent Mr. Sabin or any of the other named executive officers attends a compensation committee meeting, he does not attend any portion of the compensation committee meeting intended to be held without members of management present or any executive sessions relating to his own compensation.

Competitive Market Data and Compensation Consultant. During 2013, the compensation committee retained Christenson Advisors, an independent compensation consultant, to advise it with respect to the overall design of our executive compensation program and 2013 compensation decisions. Neither the compensation committee nor the company has any other professional relationship with Christenson Advisors. After review and consultation with Christenson Advisors, the compensation committee has determined that there is no conflict of interest resulting from retaining Christenson Advisors currently or during the year ended December 31, 2013. In reaching these conclusions, the compensation committee considered the factors set forth in Exchange Act Rule 10C-1. In connection with the compensation committee’s annual compensation review in early 2013, Christenson Advisors provided data regarding market practices and provided advice regarding executive annual base salaries, bonuses and long-term incentive compensation.

In determining compensation for our executive officers, the compensation committee utilized data provided by Christenson Advisors for a comparable group of companies, as discussed below, and examined each peer company’s compensation practices. The compensation committee used this information in determining the long-term objectives of our executive compensation program and the target levels of each compensation component.

The compensation committee, with input from its compensation consultant and our management team, intends to review annually the composition of our peer group and the criteria and data used in compiling the peer group and to make appropriate modifications to account for certain factors such as peer company size, market capitalization, asset focus and growth statistics. The compensation committee does not consider companies’ compensation methodology as a factor in selecting the companies for inclusion in the peer group.

The 2013 peer group established by our compensation committee consists of the following public REITs focused primarily on the development, ownership and operation of retail properties, each having a total market capitalization ranging in size from $572 million to $1.4 billion (as of January 2014) and, from a revenue perspective, ranging in size from $95 million to $249 million of annual revenue (as of September 30, 2013):

Acadia Realty Trust	Ramco-Gershenson Properties Trust
American Assets Trust, Inc.	Retail Opportunity Investments Corp.
Cedar Realty Trust, Inc.	Saul Centers, Inc.
Inland Real Estate Corp.	Urstadt Biddle Properties, Inc.
Kite Realty Group Trust

Although the compensation committee obtains and reviews compensation data from the company’s peers, it does not establish compensation levels based solely on benchmarking. Instead, the compensation committee relies upon its own judgment in making compensation decisions, after reviewing the specific performance criteria of the company and carefully evaluating an executive officer’s individual performance during the year and, for executive officers other than Mr. Sabin, business unit performance during the year, each as more specifically described below.

Elements of the Executive Compensation Program

Base Salary

The initial base salary for each executive officer was provided in the employment agreement between Excel Trust and such officer, as described below under “— Employment Agreements,” subject to annual increases in the discretion of the board of directors or the compensation committee. In determining base salary increases, the compensation committee will consider each executive officer’s individual performance and business unit performance, as well as the company’s overall performance, market conditions and competitive salary information.

In February 2013, the compensation committee approved increases to the base salaries of our named executive officers for 2013. Each named executive officer received a base salary increase of 15% over 2012 levels, resulting in a 2013 base salary of $373,750 for Mr. Sabin and a 2013 base salary of $201,250 for each of the other named executive officers. The base salaries of our named executive officers for 2013 were below the 25th percentile relative to compensation data from the company’s peers for similarly-situated executives.

In February 2014, the compensation committee approved increases to the base salaries of our named executive officers for 2014. Mr. Sabin received a base salary increase of 8% over 2013 levels, resulting in a 2014 base salary of $400,000, and each of the other named executive officers received a base salary increase of 10% over 2013 levels, resulting in a 2014 base salary of $220,000.

Annual Bonuses

We pay annual bonuses to our named executive officers to reward them for corporate and individual achievement. Each named executive officer’s target annual bonus is set forth in his employment agreement. Mr. Sabin’s target annual bonus is equal to 100% of his annual base salary, with threshold performance resulting in a bonus equal to 50% of his annual base salary and maximum performance resulting in a bonus equal to 150% of his annual base salary. The target annual bonus for each of the other named executive officers is equal to 75% of his annual base salary, with threshold performance resulting in a bonus equal to 50% of the executive’s annual base salary and maximum performance resulting in a bonus equal to 100% of the executive’s annual base salary. The actual bonuses awarded in any given year, if any, may be more or less than the target (but in no event greater than the maximum bonus level), depending on individual performance and the achievement of corporate objectives and may vary based on other factors at the discretion of the compensation committee.

2013 Annual Incentive Program. In March 2013, the compensation committee established our 2013 annual incentive program, a cash bonus program under the 2010 Equity Incentive Award Plan of Excel Trust, Inc. and Excel Trust, L.P., or the 2010 Plan. In determining the named executive officers’ respective annual bonuses for 2013, the compensation committee considered the corporate performance of the company. The total bonus for each of the named executive officers for 2013 was tied to the following corporate objectives: (1) 25% to obtaining an investment grade rating for the company; (2) 15% to target adjusted funds from operations (adjusted FFO) per diluted share; (3) 25% to individual performance; (4) 12.5% to target acquisition levels; (5) 12.5% to target capital raising activities; and (6) other income targets, as further described below. The compensation committee selected the foregoing performance measures and their relative weightings because they represent the key financial and operational performance metrics that the executives are responsible for, thereby creating the clearest link between executive actions and results. In addition, the compensation committee believes that the selected performance measures are well-balanced and important to sustaining the long-term performance of the company.

For 2013, the targeted levels and corresponding performance relative to those targeted levels for each of the corporate objectives identified above were as follows:

•	Investment Grade Rating (25%). With respect to obtaining an investment grade rating for the company, the target goal was to receive indicative ratings, with threshold performance obtained by engaging and submitting a detailed presentation to two of the three ratings agencies, and maximum performance being achievement of a BBB-/Baa3 or better rating and the issuance of $250 million or more of unsecured investment grade rated bonds. We engaged and presented to all three ratings agencies each of which issued investment grade indicative ratings for the company’s unsecured bond issuance. The company issued $100 million in unsecured private bonds priced at better than a Baa3/BBB- investment. The compensation committee awarded an achievement level of 120% relative to target for this objective.

•	Adjusted FFO (15%). The targeted level of adjusted FFO per diluted share was $0.88, with threshold performance being 2% below this level and maximum performance being 5% above this level. We achieved adjusted FFO per diluted share of $0.905, for which the compensation committee awarded an achievement level of 118% relative to target for this objective.

•	Target Acquisition Level (12.5%). Our target acquisition level was $150 million, with threshold performance being $100 million and maximum performance being $200 million. We acquired properties in 2013 for an aggregate purchase price of approximately $180 million, resulting in an achievement level of 86% relative to target for this objective.

•	Capital Raising Activities (12.5%). With respect to capital raising activities, our goal for 2013 was to raise $100 million, with threshold performance being $75 million and maximum performance being $125 million. We raised $42 million of equity in 2013, resulting in an achievement level of 0% relative to target for this objective.

•

Other Income Targets (10%). We targeted other income of $4 million from profits from disposing of properties held less than two years, third party fees and/or a run rate on institutional private capital fees, with threshold performance being $3 million in other income and maximum performance being $5 million in other income. We received other income of $13.4 million during 2013 resulting in an achievement level of 100% relative to target for this objective.

Overall, our named executive officers were awarded approximately 91% of target, in the aggregate, for the company’s performance relative to the foregoing corporate objectives.

Individual performance of the named executive officers is evaluated subjectively. The compensation committee, with input and approval of our board of directors, evaluates the individual performance of our Chief Executive Officer, and our Chief Executive Officer evaluates the individual performance of the other named executive officers and makes recommendations to the compensation committee regarding bonus scoring relative to that performance. Mr. Sabin received an individual performance rating of 135% of target for 2013, and each of the other named executive officers received individual performance ratings of 120% of target for 2013 based on the compensation committee’s subjective review of each named executive officer’s individual performance for 2013.

For 2013, after considering the corporate, business unit and individual performance of the company and our named executive officers, the compensation committee awarded the following annual bonuses to our named executive officers: Mr. Sabin, $400,000 (108% of target); Mr. Plumb, $147,850 (98.6% of target); Mr. Nakagawa, $147,850 (98.6% of target); Mr. Burton, $147,850 (98.6% of target); and Mr. Ottesen, $147,850 (98.6% of target).

Throughout this compensation discussion and analysis, we refer to our adjusted FFO per diluted share, which is a non-GAAP financial measure. For an explanation of how we calculate FFO per diluted share, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 27, 2014. We compute adjusted FFO by adding to FFO non-cash compensation expense, amortization of prepaid financing costs and non-recurring transaction costs, and other one-time items, then subtracting or adding straight-line rents, amortization of above and below market leases and non-incremental capital expenditures. Our computation of FFO and adjusted FFO may differ from the methodology for calculating FFO and adjusted FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs.

Long-Term Equity Incentive Awards

Long-term equity incentives are provided to our named executive officers through grants of restricted stock by the compensation committee pursuant to the 2010 Plan, as further described below. Subject to the terms of the 2010 Plan, the compensation committee, as plan administrator, has the discretion to determine both the recipients of awards and the terms and provisions of such awards, including the applicable exercise or purchase price, expiration date, vesting schedule and terms of exercise. The 2010 Plan provides certain limitations on the maximum number of shares granted or cash awards payable in any calendar year.

We intend that long-term incentive awards, which generally will vest over three to four years, will be designed to increase our executive officers’ stock ownership in our company, to align employee compensation with the interests of our stockholders and to encourage actions that maximize long-term stockholder value. Dividends will be paid on the entirety of each restricted stock grant from the date of the grant. We do not coordinate the timing of equity award grants with the release of material non-public information nor do we time the release of material non-public information for purposes of affecting the value of executive compensation.

2011 Long-Term Equity Incentive Awards. In March 2011, the compensation committee approved long-term equity incentive awards for each of our named executive officers. Based on the recommendations of management and the compensation consultant to the compensation committee, the compensation committee included both time-based and performance-based restricted stock awards in our annual equity award program, reflecting the compensation committee’s desire to have a higher portion of each named executive officer’s compensation tied to increasing stockholder value. It also supports our pay-for-performance philosophy by placing more emphasis on the incentive components of pay.

•	2011 Time-Based Awards. Mr. Sabin was granted 100,000 shares of time-based restricted stock and each of our other named executive officers was granted 20,000 shares of time-based restricted stock. Consistent with the time-based restricted stock awards previously awarded to our named executive officers, these awards will vest over four years, with 25% of the shares subject to each award vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments thereafter. In general, each named executive officer must be employed on a vesting date to be eligible to vest in these time-based awards. However, upon a named executive officer’s termination without cause or resignation for good reason, such number of shares subject to each award as would have vested during the twelve-month period following the date of termination will vest on the date of termination. In addition, the vesting of these awards will accelerate in full upon a named executive officer’s termination without cause or resignation for good reason within 18 months following the occurrence of a change in control transaction.

•	Vesting of 2011 Performance-Based Awards. Mr. Sabin was granted 225,000 shares of performance-based restricted stock and each of our other named executive officers was granted 52,500 shares of performance-based restricted stock. The performance-based restricted stock awards provided the named executive officers with the potential to earn equity awards subject to the company creating stockholder value over the three-year performance period commencing January 1, 2011. For each fiscal year during the three-year performance period, up to one-third of the shares subject to the restricted stock award were eligible to vest based on performance relative to the total stockholder return objectives. Threshold, target and maximum achievement levels were established and each named executive officer was eligible to vest in the shares based on performance relative to these objectives. Full vesting credit was given for achievement at or above the maximum targeted level (total stockholder returns of 14% annually) and no vesting credit was given for achievement below the threshold level (total stockholder returns of 8% annually). Vesting was calculated on a linear basis for performance between the threshold and maximum performance target levels.

Following the completion of each fiscal year during the three-year performance period, the compensation committee determined the number of shares to which a named executive officer will be entitled based on our performance relative to the total stockholder return objectives. If the threshold performance hurdle was not met for any of the fiscal years, none of the shares vested at that time. Any unvested shares remaining at the end of the three-year performance period were eligible to vest if the threshold total stockholder return objective was achieved for the full three-year performance period, although the number of shares that were eligible to vest depended on performance relative to the targets. In general, each named executive officer was required to be employed on a vesting date to be eligible to vest in these performance-based awards. However, in the event of the occurrence of a change in control transaction during the three-year performance period, the vesting of the awards would have accelerated upon a named executive officer’s termination without cause or resignation for good reason within 18 months following the occurrence of the change in control.

Because our total stockholder return for 2011 of 5% was lower than the threshold performance level, none of the shares of restricted stock vested with respect to the 2011 fiscal year. Our total stockholder return for 2012 of 11.4% was higher than the threshold performance level, and 74.4% of the shares of restricted stock eligible to vest based on 2012 performance (or 55,800 shares for Mr. Sabin and 13,020 shares for the other named executive officers) vested with respect to the 2012 fiscal year. Our total stockholder return for 2013 was lower than the threshold performance level, and none of the shares of restricted stock eligible to vest based on 2013 performance vested with respect to the 2013 fiscal year. Finally, our total stockholder return for the three-year performance period was also lower than the threshold performance level, so none of the shares of restricted stock eligible to vest based on performance during the three-year performance period vested. As a result, the foregoing restricted stock awards have now all either vested or been forfeited.

The foregoing restricted stock award levels were determined by our compensation committee so that, if the target performance objectives are achieved, and based on the price of our common stock at the time of grant, the total annual equity incentive compensation for our named executive officers would, for Mr. Sabin, represent approximately 40% of his total compensation, and for the other named executive officers, represent approximately 35% of their total compensation.

No 2013 Long-Term Incentive Awards. No long-term incentive awards were granted to the named executive officers during 2013.

2014 Long-Term Incentive Awards. In March 2014, the compensation committee approved new long-term equity incentive awards for each of our named executive officers. Based on the recommendations of management and the compensation consultant to the compensation committee, the compensation committee included both time-based and performance-based restricted stock awards in our new long-term equity award program. The awards were also granted in part to address retention concerns raised by the fact that the performance-based restricted stock awards granted in 2011 vested for the named executive officers during only one year of the three-year performance period, and after the compensation committee’s consideration of the fact that the equity compensation for the named executive officers is substantially below the targeted levels of compensation for those executives due to the results under the performance-based restricted stock awards granted in 2011. Of the awards granted to our named executive officers in March 2014, nearly 55% are subject to performance-based vesting, reflecting the compensation committee’s desire to have a high portion of each named executive officer’s compensation tied to increasing stockholder value. It also supports our pay-for-performance philosophy by placing more emphasis on the incentive components of pay.

2014 Performance-Based Awards. Each of the named executive officers received three awards of performance-based restricted stock as follows:

•	Three-Year Adjusted FFO and Acquisitions Performance Awards. Mr. Sabin was granted 117,000 shares of performance-based restricted stock and each of our other named executive officers was granted 32,500 shares of performance-based restricted stock. These performance-based restricted stock awards provide the named executive officers with the potential to earn equity awards subject to the company’s performance relative to Adjusted FFO and Acquisitions objectives each year during the three-year performance period commencing January 1, 2014:

Adjusted FFO growth over previous year (weighted at 54%). Threshold, target and maximum achievement levels were established for the Adjusted FFO growth objective for 2014 (achievement levels will be determined at the beginning of each of 2015 and 2016 for those respective fiscal periods) and each named executive officer will vest in the portion of the shares each year to be determined based on Adjusted FFO growth relative to the following objectives: Threshold—6%, Target—8% and Maximum 11%. With respect to the Adjusted FFO growth objective, full vesting credit will be given for achievement at or above the maximum targeted level and no vesting credit will be given for achievement below the threshold level. Vesting will be calculated on a linear basis for performance between the threshold and maximum performance target levels.

Acquisitions (weighted at 46%). Annual threshold, target and maximum achievement levels were established for the acquisitions objective for 2014 (achievement levels will be determined at the beginning of each of 2015 and 2016 for those respective fiscal periods) and each named executive officer will vest in the portion of the shares to be determined based on acquisitions relative to such annual objectives. With respect to the portion of the shares to be determined based on acquisitions, full vesting credit will be given for achievement at or above the maximum targeted level and no vesting credit will be given for achievement below the threshold level. Vesting will be calculated on a linear basis for performance between the threshold and maximum performance target levels.

Following the completion of each fiscal year during the three-year performance period, the compensation committee will determine the number of shares to which a named executive officer will be entitled for that year based on our performance relative to the foregoing corporate objectives and, if applicable, its review of other indicia of corporate and individual performance as described above. With respect to the portion of the restricted stock awards eligible to vest based on Adjusted FFO growth and acquisitions, if the threshold performance hurdle is not met for any of the fiscal years, none of the shares will vest at that time.

•	Annual Performance Awards. Mr. Sabin was granted 46,000 shares of performance-based restricted stock and each of our other named executive officers was granted 11,666 shares of performance-based restricted stock. These performance-based restricted stock awards provide the named executive officers with the potential to earn equity awards subject to the company’s performance during 2014. In determining the number of shares subject to such awards that will vest with respect to 2014 performance, the compensation committee will consider the company’s total stockholder return performance and other indicia of corporate and individual performance for the applicable year, including leadership and contribution to achieving company objectives. The compensation committee intends to grant similar awards to the named executive officers at the beginning of each of 2015 and 2016, although such awards are not guaranteed.

•	2014 Time-Based Awards. Mr. Sabin was granted 75,000 shares of time-based restricted stock and each of our other named executive officers was granted 17,500 shares of time-based restricted stock. These awards will vest in three equal installments on each of December 31, 2014, 2015 and 2016.

Accelerated Vesting of Long-Term Incentive Awards. In general, each named executive officer must be employed on a vesting date to be eligible to vest in these time-based awards. However, upon a named executive officer’s termination without cause or resignation for good reason, such number of shares subject to each award as would have vested during the twelve-month period following the date of termination will vest on the date of termination. In addition, the vesting of these awards will accelerate in full upon a named executive officer’s termination without cause or resignation for good reason within 18 months following the occurrence of a change in control transaction.

The foregoing restricted stock award levels were determined by the compensation committee so that, if the target performance objectives are achieved, and based on the price of our common stock at the time of grant, the total annual equity incentive compensation for our named executive officers would represent, for Mr. Sabin, approximately 40% of his total compensation, and for the other named executive officers, approximately 30% of their total compensation.

Other Benefits

We provide benefits such as medical, dental and life insurance and disability coverage for all of our employees, including our named executive officers. We also provide personal paid time off and other paid holidays to all employees, including the named executive officers. We believe that our employee benefit plans are an appropriate element of compensation and are necessary to attract and retain employees.

401(k) Plan

We maintain a retirement savings plan under section 401(k) of the Code to cover our eligible employees. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We currently match each eligible participant’s contributions, within prescribed limits, with an amount equal to 100.0% of such participant’s initial 3.0% of tax-deferred contributions and 50.0% of the participant’s additional 2.0% of contributions. In addition, we reserve the right to make additional discretionary contributions on behalf of eligible participants.

Employment Agreements

In order to specify our expectations with regard to our executive officers’ duties and responsibilities and to provide greater certainty with regard to the amounts payable to our executive officers in connection with certain terminations or change in control events, our board of directors has approved and we have entered into employment agreements with each of our executive officers that became effective as of April 28, 2010. These employment agreements are described in more detail below under “— Employment Agreements” and “— Potential Payments Upon Termination or Change in Control” below.

2010 Equity Incentive Award Plan

We have adopted the 2010 Plan, which became effective immediately prior to the completion of our initial public offering. Our 2010 Plan provides for the grant to employees and consultants of our company and of our operating partnership (and their respective subsidiaries) and to directors of our company of stock options, restricted stock, stock appreciation rights, LTIP units, dividend equivalents, restricted stock units and other stock-based awards. Only employees of our company and its qualifying subsidiaries are eligible to receive incentive stock options under our 2010 Plan. See “Proposal 4 — Approval of the 2014 Amendment and Restatement of the 2010 Equity Incentive Award Plan of Excel Trust, Inc. and Excel Trust, L.P.” above for a discussion of the proposed amendment and restatement of the 2010 Plan.

Tax Deductibility of Executive Compensation

The compensation committee considers the anticipated tax treatment to the company and to our executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of the executive’s vesting or exercise of previously granted rights. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond the committee’s control also can affect deductibility of compensation. The committee’s general policy is to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals. Accordingly, the compensation committee has not adopted a policy that all compensation must be deductible. Because we qualify as a REIT under the Code, we generally distribute at least 100% of our net taxable income each year and therefore do not pay federal income tax. As a result, and based on the level of cash compensation paid to our executive officers, the possible loss of a federal tax deduction would not be expected to have a material impact on us.

Accounting Standards

ASC Topic 718 requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of equity awards under our 2010 Plan will be accounted for under ASC Topic 718. Our compensation committee will consider regularly the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity plans and programs. As accounting standards change, we may revise certain programs to align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of our named executive officers for the fiscal years ended December 31, 2013, 2012 and 2011.

Name and Principal Position	Fiscal Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Gary B. Sabin Chairman and Chief Executive Officer	2013	370,000	—	—	400,000	166,096	936,096
	2012	325,000	—	—	422,500	222,727	970,227
	2011	325,000	3,191,750	—	357,094	168,089	4,041,933
Spencer G. Plumb President and Chief Operating Officer	2013	200,000	—	—	147,850	43,669	391,519
	2012	175,000	—	—	155,000	51,158	381,158
	2011	175,000	704,875	—	140,778	49,384	1,070,037
James Y. Nakagawa Chief Financial Officer	2013	200,000	—	—	147,850	44,523	392,373
	2012	175,000	—	—	155,000	51,158	381,158
	2011	175,000	704,875	—	140,127	49,384	1,069,386
Mark T. Burton Chief Investment Officer and Senior Vice President of Acquisitions	2013	200,000	—	—	147,850	44,357	392,207
	2012	175,000	—	—	155,000	51,158	381,158
	2011	175,000	704,875	—	141,008	49,384	1,070,267
S. Eric Ottesen Senior Vice President, General Counsel and Secretary	2013	200,000	—	—	147,850	44,565	392,415
	2012	175,000	—	—	155,000	51,158	381,158
	2011	175,000	704,875	—	135,309	49,384	1,064,568

(1)	Represents actual base salary paid during the years ended December 31, 2013, 2012 and 2011. Our named executive officers’ annual base salary rates, as set forth in their employment agreements, are discussed under “— Employment Agreements” below.

(2)	Approximately 70% of the stock awards granted to the named executive officers during 2011 were subject to vesting on the basis of performance objectives. The value of such stock awards reflected in the table does not correspond to the compensation ultimately realized by the named executive officers with respect to these stock awards. On January 1, 2014, Mr. Sabin forfeited 169,200 of the 225,000 shares of performance-based restricted stock originally granted on March 7, 2011, and each of the other named executive officers forfeited 39,480 of the 52,500 shares of performance-based restricted stock originally granted to them on March 7, 2011, in each case as a result of the company’s total stockholder return for the three-year performance period ending December 31, 2013 being lower than the threshold performance level required for vesting of such restricted stock awards.

Amounts reflect the full grant-date fair value of restricted stock awards granted to each of our named executive officers during the relevant fiscal year, computed in accordance with ASC Topic 718. We recognize compensation expense for these shares on a straight-line basis over the vesting period based on the fair value of the award on the date of grant.

With respect to the performance-based restricted stock awards, the performance objectives applicable to those awards relate to total stockholder return and thus were entirely market-based. With the assistance of independent valuation specialists and based upon the then-probable outcome of the market conditions at the time of grant, we determined the grant-date fair value of these performance-based restricted stock awards to be $8.87 per share. The value actually realized by the named executive officers from such stock awards depended on the extent to which the performance-based vesting conditions were satisfied and the market value of the shares subject to such stock awards at the time of vesting.

For information regarding the assumptions made in connection with the calculation of these amounts, please see Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 27, 2014.

(3)	All other compensation for 2013 represents 401(k) matching contributions and dividends on unvested restricted stock (and excludes dividends on vested stock awards), as follows:

Name	401(k) Matching Contributions	Dividends Paid on Unvested Stock	Total Other Compensation
Gary B. Sabin	$13,344	$152,752	$166,096
Spencer G. Plumb	7,062	36,607	43,669
James Y. Nakagawa	7,916	36,607	44,523
Mark T. Burton	7,750	36,607	44,357
S. Eric Ottesen	7,958	36,607	44,565

Grants of Plan-Based Awards

The table below provides information about non-equity incentive awards granted to our named executive officers during the fiscal year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold	Target	Maximum

Gary B. Sabin	3/15/2013	$185,000	$370,000	$555,000

Spencer G. Plumb	3/15/2013	100,000	150,000	200,000

James Y. Nakagawa	3/15/2013	100,000	150,000	200,000

Mark T. Burton	3/15/2013	100,000	150,000	200,000

S. Eric Ottesen	3/15/2013	100,000	150,000	200,000

(1)	Non-equity incentive plan awards consist of annual bonuses payable under our 2013 annual incentive program. Mr. Sabin’s target annual bonus is equal to 100% of his annual base salary and the target annual bonus for each of the other named executive officers is equal to 75% of his annual base salary. For the named executive officers 75% of the total bonus was tied to corporate performance and 25% was based on individual performance. The actual bonuses awarded in any year, if any, may be more or less than the target, depending on individual performance and the achievement of corporate objectives and may vary based on other factors at the discretion of the compensation committee. Threshold, target and high achievement levels were established for each objective and each named executive officer will have varying bonus opportunities based on performance relative to these objectives. The named executive officers’ maximum bonus for performance at or above the high achievement levels of each component is equal to 100% of his annual base salary (or 150% with respect to Mr. Sabin). For more information about our 2013 annual incentive program, please see “—Elements of the Executive Compensation Program—Annual Bonuses” above.

Outstanding Equity Awards at Fiscal Year-End

The table below provides information about outstanding equity awards for each of our named executive officers as of December 31, 2013.

Name	Award Grant Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)	Market Value of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have not Vested ($)(2)
Gary B. Sabin	4/23/10	5,280	60,139	—	—
	3/7/2011	31,250	355,938	—	—
	3/7/2011	—	—	169,200	1,927,188
Spencer G. Plumb	4/23/10	2,641	30,081	—	—
	3/7/2011	6,250	71,188	—	—
	3/7/2011	—	—	39,480	449,677
James Y. Nakagawa	4/23/10	2,641	30,081	—	—
	3/7/2011	6,250	71,188	—	—
	3/7/2011	—	—	39,480	449,677
Mark T. Burton	4/23/10	2,641	30,081	—	—
	3/7/2011	6,250	71,188	—	—
	3/7/2011	—	—	39,480	449,677
S. Eric Ottesen	4/23/10	7,920	100,346	—	—
	3/7/2011	11,250	142,538	—	—
	3/7/2011	—	—	39,480	449,677

(1)	The restricted stock awards vest over four years, with 25% of the shares subject to each award vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments thereafter, subject to earlier vesting upon certain terminations of employment as specified in the executive’s employment agreement. Dividends are paid on the entirety of the grant from the date of the grant.

(2)	Market value has been calculated as the number of outstanding shares of unvested restricted stock for each named executive officer, multiplied by $11.39, the closing market price of our common stock on December 31, 2013.

(3)	Unvested shares associated with performance-based restricted stock awards were forfeited on January 1, 2014. For more information about these performance-based equity awards, please see “—Elements of the Executive Compensation Program—Long-Term Equity Incentive Awards” above. Dividends are paid on the entirety of the grant from the date of the grant.

Stock Vested

The following table summarizes the vesting of restricted stock for our named executive officers during the fiscal year ended December 31, 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Gary B. Sabin	—	—	35,564	456,162
Spencer G. Plumb	—	—	10,280	133,348
James Y. Nakagawa	—	—	10,280	133,348
Mark T. Burton	—	—	10,280	133,348
S. Eric Ottesen	—	—	10,280	133,348

(1)	Based on the closing stock price per share on the last trading dates prior to the dates on which the restricted stock awards vested during 2013.

Employment Agreements

We have entered into employment agreements, effective as of April 28, 2010, with each of our executive officers. We believe that the protections contained in these employment agreements will help to ensure the day-to-day security and stability necessary to our executives to enable them to focus their attention on their duties and responsibilities with the company, thereby limiting concern and uncertainty and promoting productivity. The following is a summary of the material terms of the agreements.

The employment agreements have a term of three years. Each employment agreement provides for automatic one-year extensions thereafter, unless either party provides at least three months’ notice of non-renewal. The employment agreements require each executive officer to devote substantially all of his business time to our affairs.

The employment agreements provide for:

•	an annual base salary (currently $400,000 for Mr. Sabin and $220,000 for each of the other named executive officers), subject to further increases on an annual basis in the discretion of our board of directors or the compensation committee of our board of directors,

•	eligibility for annual cash performance bonuses based on the satisfaction of performance goals established by our board of directors or our compensation committee,

•	participation in our long-term incentive program, as well as other incentive, savings and retirement plans applicable generally to our senior executives, and

•	medical and other group welfare plan coverage.

Under his employment agreement, Mr. Sabin has a target annual cash performance bonus equal to 100% of his base salary. Each of the other named executive officers has a target annual cash performance bonus equal to 75% of his base salary.

The employment agreements provide that, if a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	an amount equal to the sum of the executive’s then-current annual base salary plus his annual average bonus over the prior three years, multiplied by (1) three, for Mr. Sabin, or (2) one and one-half, for the other named executive officers, which amount will be paid in a lump sum,

•	health benefits for the executive and his eligible family members for twelve months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer,

•	with respect to the time-based restricted stock awards granted to the executive at the time of our initial public offering, 100% of such stock awards held by the executive will become fully vested and/or exercisable,

•	with respect to any time-based stock awards granted to the executive following our initial public offering, such number of shares subject to such awards held by the executive as would have vested during the twelve-month period following the date of termination will become vested and/or exercisable, and

•	in the event such termination occurs within 18 months following the occurrence of a change in control, 100% of all stock awards held by the executive, whether the vesting of such stock awards is time-based or performance-based, will become fully vested and/or exercisable.

Each employment agreement also provides that the executive or his estate will be entitled to certain severance benefits in the event of his death or disability. Specifically, each named executive officer or, in the event of the executive’s death, his beneficiaries, will receive:

•	an amount equal to the sum of the executive’s then-current annual base salary plus his annual average bonus over the prior three years, multiplied by (1) three, for Mr. Sabin, or (2) one and one-half, for the other named executive officers, and

•	health benefits for the executive and/or his eligible family members for twelve months following the executive’s termination of employment at the same level as in effect immediately preceding the executive’s death or disability.

The employment agreements also contain standard confidentiality provisions and non-competition provisions.

Potential Payments Upon Termination or Change in Control

The table below reflects the amount of compensation that each of our named executive officers would be entitled to receive under his existing employment agreement with the company upon termination of such executive’s employment in certain circumstances. The amounts shown assume that such termination was effective as of December 31, 2013, and are only estimates of the amounts that would be paid out to such executives upon termination of their employment. The actual amounts to be paid out can be determined only at the time of such executive’s separation from the company. In the event of a termination by the company for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table.

Name	Benefit	Termination Without Cause or Resignation for Good Reason	Termination Without Cause or Resignation for Good Reason Within 18 Months Following Change in Control	Death or Disability
Gary B. Sabin	Severance Payment(1)	$2,199,594	$2,199,594	$2,199,594
	Accelerated Equity Award Vesting(2)	344,889	2,343,265	—
	Medical Benefits(3)	14,592	14,592	14,592

Total Value:		$2,559,075	$4,557,451	$2,214,086

Spencer G. Plumb	Severance Payment(1)	$496,814	$496,814	$496,814
	Accelerated Equity Award Vesting(2)	87,031	550,946	—
	Medical Benefits(3)	12,296	12,296	12,296

Total Value:		$596,141	$1,060,056	$509,110

James Y. Nakagawa	Severance Payment(1)	$496,488	$496,488	$496,488
	Accelerated Equity Award Vesting(2)	87,031	550,946	—
	Medical Benefits(3)	12,788	12,7881	12,788

Total Value:		$596,307	$1,060,222	$509,276

Mark T. Burton	Severance Payment(1)	$496,929	$496,929	$496,929
	Accelerated Equity Award Vesting(2)	87,031	550,946	—
	Medical Benefits(3)	15,678	15,678	15,678

Total Value:		$599,638	$1,063,553	$512,607

S. Eric Ottesen	Severance Payment(1)	$494,079	$494,079	$494,079

	Accelerated Equity Award Vesting(2)	87,031	550,946	—
	Medical Benefits(3)	15,678	15,678	15,678

Total Value:		$596,788	$1,060,703	$509,757

(1)	The severance payment is an amount equal to the sum of the then-current annual base salary plus average bonus over the prior three years multiplied by (a) three, for Mr. Sabin, or (b) one and one-half, for the other named executive officers. The calculations in the table are based on the named executive officers’ annual base salaries on December 31, 2013 and each executive’s average bonus for the prior three years using the target bonus for 2010. The severance payment will be paid in a lump sum.

(2)	For purposes of this calculation, each executive’s total unvested shares of restricted stock on December 31, 2013 that are eligible to vest based upon the termination event described in the applicable column are multiplied by $11.39, the closing market price of our common stock on December 31, 2013.

(3)	This figure represents the amount needed to pay for health benefits for the executive and his eligible family members for twelve months following the executive’s termination of employment at the same level as in effect immediately preceding his termination of employment.

Compensation Committee Report

The compensation committee of the board of directors of Excel Trust, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the committee’s review of, and its discussions with management with respect to, the Compensation Discussion and Analysis, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

This report of the compensation committee is not soliciting material, is not deemed filed with the Securities and Exchange Commission, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the compensation committee.

Robert E. Parsons, Jr., Chair

Burland B. East III

Warren R. Staley

Date of report: April 11, 2014

Risk Assessment of Compensation Program

In March 2014, management assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us.

As part of that assessment, management reviewed the primary elements of our compensation program, including base salary, annual short-term incentive compensation, long-term incentive compensation and severance arrangements. Management’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program.

Following the assessment, management determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on us and reported the results of the assessment to the compensation committee.

Equity Compensation Plan Information

The following table sets forth certain equity compensation plan information for Excel Trust as of December 31, 2013.

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	—	—	236,870
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	236,870

Audit Committee Report

The audit committee of the board of directors of Excel Trust, Inc., a Maryland corporation, oversees Excel Trust’s financial reporting processes and the audits of the financial statements of Excel Trust. All committee members satisfy the definition of independent director set forth in the listing standards of the NYSE. The board of directors adopted a written charter for the audit committee on April 22, 2010, a copy of which is available on Excel Trust’s website at www.ExcelTrust.com.

In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Excel Trust’s independent registered public accounting firm for the year ended December 31, 2013, Deloitte & Touche LLP, is responsible for expressing an opinion on the conformity of Excel Trust’s audited financial statements with generally accepted accounting principles. Deloitte & Touche LLP met with the committee and expressed its judgment as to the quality, not just the acceptability, of Excel Trust’s accounting principles and discussed with the committee other matters as required under generally accepted auditing standards, including those matters required under Auditing Standard No. 16 (Communications with Audit Committees). In addition, Deloitte & Touche LLP discussed the auditors’ independence from Excel Trust and from Excel Trust’s management and delivered to the audit committee the written disclosures and the letter satisfying the applicable requirements of the Public Company Accounting Oversight Board regarding the auditors’ communications with the audit committee concerning independence.

The committee discussed with Excel Trust’s independent registered public accounting firm the overall scope and plan of its audit. The committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, its evaluations of internal controls and the overall quality of financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the Securities and Exchange Commission.

This report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Bruce G. Blakley, Chair

Burland B. East III

Robert E. Parsons, Jr.

Date of report: April 11, 2014

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, our audit committee will review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, and either approve or disapprove the related party transaction. Any related party transaction shall be consummated and shall continue only if the audit committee has approved or ratified the transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) requiring disclosure under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission, or any successor provision, as then in effect.

Contribution Agreements

In connection with our initial public offering in April 2010, we received interests in four properties contributed by our directors and officers and their affiliates under contribution agreements with the individuals or entities that held those interests. Each contribution was subject to all of the terms and conditions of the applicable contribution agreement. The contributors transferred their interests in the properties or the entities that hold them to our operating partnership for common stock, operating partnership units or cash, or a combination thereof.

We agreed for a period of up to ten years following May 4, 2010, the date we acquired Excel Centre, to use commercially reasonable efforts consistent with our fiduciary duties to maintain at least $457,500 of debt and to enable the contributors of the Excel Centre property to guarantee such debt in order to defer the taxable gain such contributors may otherwise incur.

We provided registration rights to our directors and officers and their affiliates relating to the shares of common stock (including common stock issuable upon redemption of operating partnership units) that were issued in connection with our formation transactions.

Redemption or Exchange of the Operating Partnership Units

Limited partners of our operating partnership, including Messrs. Sabin, Nakagawa, Burton and Ottesen, have the right to require our operating partnership to redeem all or a part of their operating partnership units for cash, based upon the fair market value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock in exchange for such operating partnership units, subject to certain ownership limits set forth in our charter. We presently anticipate that we will elect to issue shares of our common stock in exchange for operating partnership units in connection with each redemption request, rather than having our operating partnership redeem the operating partnership units for cash. With each redemption or exchange of operating partnership units, we will increase our percentage ownership interest in our operating partnership and our share of our operating partnership’s cash distributions and profits and losses. In addition, with each exchange of operating partnership units, we will dilute stockholders’ percentage ownership interest in our common stock.

Employment Agreements; Grants of Restricted Stock

We have entered into employment agreements with certain of our officers and have made grants of restricted stock to our officers and non-employee directors under our equity incentive award plan. See “Executive Compensation and Other Information — Compensation Discussion and Analysis — Employment Agreements” and “Information Regarding the Board — Compensation of Directors.”

GENERAL

Independent Registered Public Accounting Firm

Audit and Non-Audit Fees. The aggregate fees billed to us for the years ended December 31, 2013 and 2012 by Deloitte & Touche LLP, our independent registered public accounting firm for those periods, were as follows:

	2013	2012
Audit Fees(1)	$1,419,640	$1,505,823
Audit-Related Fees(2)	—	82,550
Tax Fees	—	—
All Other Fees	2,000	2,100

Total	$1,421,640	$1,590,473

(1)	Audit fees consist of fees for professional services performed by Deloitte & Touche LLP for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, services in connection with securities offerings and the filing of our registration statements on Form S-3, and services that are normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audits of the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consist of fees for professional services performed by Deloitte & Touche LLP for property audits.

Audit Committee Policy Regarding Pre-Approval of Audit and Permissible Non-Audit Services of Our Independent Registered Public Accounting Firm

Our audit committee has established a policy that requires that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee or a designated audit committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the audit committee or a designated audit committee member. Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, directors, officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the Securities and Exchange Commission on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of such forms received by us and the written representations of the reporting persons, we believe that during the year ended December 31, 2012, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, except that (1) Bruce G. Blakley, Burland B. East II, Robert E. Parsons Jr. and Warren R. Staley, members of our board of directors, each filed a Form 4 on June 10, 2013 for an event that occurred on May 7, 2013 and (2) each of our directors and executive officers filed a Form 3 with respect to their equity ownership in our operating partnership, Excel Trust, L.P., on June 19, 2013, which Form 3 filings were due on June 12, 2013 (the date Excel Trust, L.P.’s Registration Statement on Form 10 was declared effective by the Securities and Exchange Commission).

Stockholder Proposals

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2015 must be received by us no later than December 12, 2014 in order to be included in our proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements established by the Securities and Exchange Commission for such proposals and the requirements contained in our bylaws in order to be included in the proxy statement. A stockholder who wishes to make a nomination or proposal at the 2015 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between November 12, 2014 and December 12, 2014. If the stockholder fails to give timely notice as required by our bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business with which a stockholder must comply to make a nomination or business proposal.

Annual Report

If any person who was a beneficial owner of our common stock on the record date for the annual meeting of stockholders desires additional information, a copy of our Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of Excel Trust at such date. Requests should be directed to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary.

Stockholders Sharing the Same Address

The rules promulgated by the Securities and Exchange Commission permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or by telephone at (858) 613-1800. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank or other intermediary or sending a written request to Excel Trust, Inc. at the address above.

Other Matters

Our board of directors does not know of any matter to be presented at the annual meeting which is not listed on the notice of annual meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy will vote all proxies in their discretion.

BENEFICIAL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED

PROXY CARD IN THE ACCOMPANYING ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

S. Eric Ottesen

Senior Vice President, General Counsel & Secretary

Dated: April 11, 2014

APPENDIX A

2014 AMENDMENT AND RESTATEMENT OF THE

EXCEL TRUST, INC. AND EXCEL TRUST, L.P.

2010 EQUITY INCENTIVE AWARD PLAN

ARTICLE 1

PURPOSE

The purpose of the 2014 Amendment and Restatement of the Excel Trust, Inc. and Excel Trust, L.P. 2010 Equity Incentive Award Plan (the “Plan”) is to promote the success and enhance the value of Excel Trust, Inc., a Maryland corporation (the “Company”), and Excel Trust, L.P., a Delaware limited partnership (the “Partnership”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company shareholders. The Plan is further intended to provide flexibility to the Company and the Partnership in their ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s and the Partnership’s operations is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” means the entity or person that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Awards granted to Independent Directors, the term “Administrator” shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 12.1 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 12.5 hereof, the term “Administrator” shall refer to such person(s) unless the Committee or the Board has revoked such delegation.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award, a Restricted Stock Unit award, an Other Incentive Award, or a Performance Bonus Award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means and includes each of the following:

(a) A transaction or series of transactions (other than an offering of Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related

“group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(b) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.6(a) or Section 2.6(c)) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(c) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i) Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company, or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 2.6(c)(ii) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.7 “Code” means the Internal Revenue Code of 1986, as amended.

2.8 “Committee” means the committee of the Board described in Article 12.

2.9 “Company Consultant” means any consultant or adviser engaged to provide services to the Company or any Company Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.10 “Company Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or of any Company Subsidiary.

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2.11 “Company Subsidiary” means (i) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder, (ii) any other entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company, or (iii) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Company or by one or more Company Subsidiaries or by the Company and one or more Company Subsidiaries; provided, however, that “Company Subsidiary” shall not include the Partnership or any Partnership Subsidiary.

2.12 “Consultant” means any Company Consultant or any Partnership Consultant.

2.13 “Covered Employee” means an Employee who is, or could be, a “covered employee” within the meaning of Section 162(m) of the Code.

2.14 “Director” means a member of the Board, or as applicable a member of the board of directors of a Subsidiary.

2.15 “Disability” means “disability,” as such term is defined in Section 22(e)(3) of the Code.

2.16 “Dividend Equivalents” means a right granted to a Participant pursuant to Section 8.1 to receive the equivalent value (in cash or Stock) of dividends paid on Stock.

2.17 “DRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

2.18 “Eligible Individual” means any person who is an Employee, a Consultant or a Director, as determined by the Administrator.

2.19 “Employee” means any Company Employee or Partnership Employee.

2.20 “Equity Restructuring” means a nonreciprocal transaction between the company and its shareholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the shares of Stock (or other securities of the Company) or the share price of Stock (or other securities) and causes a change in the per share value of the Stock underlying outstanding Awards.

2.21 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.22 “Expiration Date” has the meaning set forth in Section 13.2.

2.23 “Fair Market Value” means, as of any given date, the fair market value of a share of Stock on the date determined as follows:

(a) If the Stock is listed on any (i) established securities exchange (such as the New York Stock Exchange, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) national market system or (iii) automated quotation system on which the Stock is listed, quoted or traded, its Fair Market Value shall be the closing sales price for a share of Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Stock on the date in question, the closing sales price for a share of Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices

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for a share of Stock on such date, the high bid and low asked prices for a share of Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.24 “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.

2.25 “Independent Director” means a Director of the Company who is not an Employee.

2.26 “Misconduct” means the occurrence of any of, but not limited to, the following: (i) conviction of the Participant of any felony or any crime involving fraud or dishonesty; (ii) the Participant’s participation (whether by affirmative act or omission) in a fraud, act or dishonesty or other act of misconduct against the Company, the Partnership or any Subsidiary; (iii) conduct by the Participant which, based upon a good faith and reasonable factual investigation by the Company (or, if the Participant is an executive officer, by the Board), demonstrates the Participant’s unfitness to serve; (iv) the Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or the Partnership and/or any Subsidiary; (v) the Participant’s violation of state or federal law in connection with the Participant’s performance of his or her job which has an adverse effect on the Company and/or the Partnership and/or any Subsidiary; and (vi) the Participant’s violation of Company or Partnership policy which has a material adverse effect on the Company and/or the Partnership and/or any Subsidiary. Notwithstanding the foregoing, the Participant’s Disability shall not constitute Misconduct as set forth herein. The determination that a termination is for Misconduct shall be by the Administrator it its sole and exclusive judgment and discretion. Notwithstanding the foregoing, if a Participant is a party to an employment or severance agreement with the Company, the Partnership or any Subsidiary in effect as of the date of grant of an Award which defines “Misconduct” or “Cause” or a similar term, “Misconduct” for purposes of the Plan and such Award shall have the meaning given to such term in such employment or severance agreement.

2.27 “Non-Employee Director” means a Director of the Company who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition.

2.28 “Non-Qualified Stock Option” means an Option that is not intended to be or otherwise does not qualify as an Incentive Stock Option.

2.29 “Option” means a right granted to a Participant pursuant to Article 5 of the Plan to purchase a specified number of shares of Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.30 “Other Incentive Award” means an Award granted or denominated in Stock or units of Stock pursuant to Section 8.4 hereof or denominated in other equity interests, including, without limitation, equity interests of the Partnership, such as partnership profits interests, that are convertible or exchangeable into Stock.

2.31 “Participant” means any Eligible Individual who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.32 “Partnership Agreement” means the Agreement of Limited Partnership of Excel Trust, L.P., as the same may be amended, modified or restated from time to time.

2.33 “Partnership Consultant” means any consultant or adviser engaged to provide services to the Partnership or any Partnership Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

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2.34 “Partnership Employee” means any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Partnership or of any Partnership Subsidiary.

2.35 “Partnership Subsidiary” means (i) any entity of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Partnership, or (ii) any partnership or limited liability company of which 50% or more of the capital and profits interest is owned, directly or indirectly, by the Partnership or by one or more Partnership Subsidiaries or by the Partnership and one or more Partnership Subsidiaries.

2.36 “Performance-Based Award” means an Award granted to selected Covered Employees pursuant to Articles 6 and 8, but which is subject to the terms and conditions set forth in Article 9.

2.37 “Performance Bonus Award” has the meaning set forth in Section 8.5.

2.38 “Performance Criteria” means the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on shareholders’ equity; (x) total shareholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) funds from operations; (xv) expenses; (xvi) working capital; (xvii) earnings per share; (xviii) adjusted earnings per share; (xix) price per share of Stock; (xx) implementation or completion of critical projects; (xxi) comparisons with various stock market indices; (xxii) debt reduction; (xxiii) shareholder equity; (xxiv) operating efficiency; (xxv) financial ratios; and (xxvi) financing and other capital raising transactions; in each case as determined according to Applicable Accounting Standards or in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts in its March 1995 White Paper (as amended in November 1999 and April 2002, and as further amended from time to time), if applicable, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices. The Administrator shall, within the time prescribed by Section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to changes in tax laws; (xv) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xvi) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions. For all Awards intended to qualify as Qualified Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

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2.39 “Performance Goals” means, for a Performance Period, the goals established in writing by the Administrator for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division or other operational unit, or an individual.

2.40 “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

2.41 “Permitted Transferee” shall mean, with respect to a Participant, any “family member” of the Participant, as defined under the instructions to use of the Form S-8 Registration Statement under the Securities Act, after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards, or any other transferee approved by the Administrator.

2.42 “Plan” means this 2014 Amendment and Restatement of the Excel Trust, Inc. and Excel Trust, L.P. 2010 Equity Incentive Award Plan, as it may be amended from time to time.

2.43 “Public Trading Date” means the first date upon which Stock is listed (or approved for listing) upon notice of issuance on any securities exchange or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system.

2.44 “Qualified Performance-Based Compensation” means any compensation that is intended to qualify as “qualified performance-based compensation” as described in Section 162(m)(4)(C) of the Code.

2.45 “REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

2.46 “Restatement Effective Date” shall have the meaning set forth in Section 13.1.

2.47 “Restricted Stock” means Stock awarded to a Participant pursuant to Article 6 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

2.48 “Restricted Stock Unit” means a right to receive a share of Stock during specified time periods granted pursuant to Section 8.3.

2.49 “Securities Act” means the Securities Act of 1933, as amended.

2.50 “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 11.

2.51 “Stock Appreciation Right” means a right granted pursuant to Article 7 to receive a payment equal to the excess of the Fair Market Value of a specified number of shares of Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of such number of shares of Stock on the date the Stock Appreciation Right was granted as set forth in the applicable Award Agreement.

2.52 “Stock Payment” means (a) a payment in the form of shares of Stock, or (b) an option or other right to purchase shares of Stock, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Section 8.2.

2.53 “Subsidiary” means any Company Subsidiary or Partnership Subsidiary.

2.54 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon

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the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity that is a party to such transaction; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.55 “Successor Entity” has the meaning set forth in Section 2.6.

2.56 “Termination of Consultancy” means the time when the engagement of a Participant as a Consultant is terminated for any reason, with or without cause, including, but not by way of limitation, by resignation, discharge, death or retirement, but excluding: (a) terminations where there is a simultaneous employment or continuing employment of the Participant by the Company, the Partnership or any Subsidiary, and (b) terminations where there is a simultaneous reestablishment of a consulting relationship or continuing consulting relationship between the Participant and the Company, the Partnership or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Consultancy. Notwithstanding any other provision of the Plan, the Company, the Partnership or any Subsidiary has an absolute and unrestricted right to terminate a Consultant’s service at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in writing.

2.57 “Termination of Directorship” means the time when a Participant, if he or she is or becomes an Independent Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to Independent Directors.

2.58 “Termination of Employment” means the time when the employee-employer relationship between a Participant and the Company, the Partnership or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding: (a) terminations where there is a simultaneous reemployment or continuing employment of the Participant by the Company, the Partnership or any Subsidiary, and (b) terminations where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company, the Partnership or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

2.59 “Termination of Service” shall mean the last to occur of a Participant’s Termination of Consultancy, Termination of Directorship or Termination of Employment, as applicable. A Participant shall not be deemed to have a Termination of Service merely because of a change in the capacity in which the Participant renders service to the Company, the Partnership or any Subsidiary (i.e., a Participant who is an Employee becomes a Consultant) or a change in the entity for which the Participant renders such service (i.e., an Employee of the Company becomes an Employee of the Partnership), unless following such change in capacity or service the Participant is no longer serving as an Employee, Independent Director or Consultant.

ARTICLE 3

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Article 11 and Section 3.1(b), the aggregate number of shares of Stock which may be issued or transferred pursuant to Awards under the Plan shall be 2,850,000 shares of Stock. Other Incentive

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Awards which are denominated in Partnership units, shall count against the number of shares of Stock available for issuance under the Plan only to the extent that such Partnership unit is convertible into shares of Stock and on the same basis as the conversion ratio applicable to the Partnership unit.

(b) If any shares of Stock subject to an Award are forfeited or expire or such Award is settled for cash (in whole or in part), the shares of Stock subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan and shall be added back to the share limit set forth in Section 3.1(a) in the same number of shares as were debited from the share limit in respect of the grant of such Award (as may be adjusted in accordance with Section 11.1 hereof). Notwithstanding anything to the contrary contained herein, the following shares shall not be added back to the share limit set forth in Section 3.1(a) and will not be available for future grants of Awards: (i) shares of Stock tendered by a Participant or withheld by the Company in payment of the exercise price of an Option; (ii) shares of Stock tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) shares of Stock subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) shares of Stock purchased on the open market with the cash proceeds from the exercise of Options. If any shares of Restricted Stock are forfeited by a Participant or repurchased by the Company pursuant to Article 6 hereof, such shares shall again be available for the grant of an Award pursuant to the Plan. Notwithstanding the foregoing, Other Incentive Awards covering units in the Partnership shall, to the extent such Partnership units are convertible into Stock, reduce the maximum aggregate number of shares of Stock that may be issued under this Plan, or to any one Participant pursuant to Section 3.3, on the same basis as such Partnership unit is convertible into Stock (i.e., each such unit shall be treated as an equivalent award of Stock). The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares of Stock available for issuance under the Plan.

(c) Substitute Awards shall not reduce the shares of Stock authorized for grant under the Plan. Additionally, in the event that a company acquired by the Company, the Partnership or any Subsidiary or with which the Company, the Partnership or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares of Stock authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company, the Partnership or any Subsidiary immediately prior to such acquisition or combination.

(d) Notwithstanding the provisions of this Section 3.1, no shares of Stock may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

3.2 Stock Distributed. Any shares of Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

3.3 Limitation on Number of Shares and Values Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Article 11, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 1,000,000 and the maximum amount that may be paid in cash during any calendar year with respect to any Performance-Based Award (including, without limitation, any Performance Bonus Award) shall be $10,000,000. In addition, notwithstanding any provision in the Plan to the contrary, and subject to Article 11, no Independent Director shall be granted Awards under the Plan for services as an Independent Director for any one year covering more than 100,000 shares of Stock, provided that an Independent Director may be granted Awards under the Plan for services as an Independent Director for any one year in excess of such amount if the total Awards granted to such

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Independent Director under the Plan for services as an Independent Director in such year do not have a grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, in excess of $750,000.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1 Eligibility. Each Eligible Individual shall be eligible to be granted one or more Awards pursuant to the Plan.

4.2 Participation. Subject to the provisions of the Plan, the Administrator may, from time to time, select from among all Eligible Individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Eligible Individual shall have any right to be granted an Award pursuant to this Plan.

4.3 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Administrator, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

4.4 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

4.5 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Eligible Individuals, or in order to comply with the requirements of any foreign securities exchange, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with applicable foreign laws or listing requirements of any such foreign securities exchange; (d) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.3; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any such foreign securities exchange. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Code, the Exchange Act, the Securities Act, any other securities law or governing statute, the rules of the securities exchange or automated quotation system on which the Stock is listed, quoted or traded or any other applicable law.

ARTICLE 5

STOCK OPTIONS

5.1 General. The Administrator is authorized to grant Options to Eligible Individuals on the following terms and conditions:

(a) Exercise Price. The exercise price per share of Stock subject to an Option shall be determined by the Administrator and set forth in the Award Agreement; provided that, subject to Section 5.2(b), the exercise

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price for any Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date the Option is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).

(b) Time of Exercise. The Administrator shall determine the time or times at which an Option may be exercised in whole or in part. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Manner of Exercise. The Administrator shall also determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company, or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Participant or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal, state or foreign securities laws or regulations, the rules of any securities exchange or automated quotation system on which the shares of Stock are listed, quoted or traded or any other applicable law. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;

(iii) In the event that the Option shall be exercised pursuant to Section 10.3 by any person or persons other than the Participant, appropriate proof of the right of such person or persons to exercise the Option, as determined in the sole discretion of the Administrator; and

(iv) Full payment of the exercise price and applicable withholding taxes to the stock administrator of the Company for the shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 10.1 and 10.2.

5.2 Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan must comply with the conditions and limitations contained in this Section 5.2.

(a) Eligibility. Incentive Stock Options may be granted only to employees (as defined in accordance with Section 3401(c) of the Code) of the Company or a Company Subsidiary which constitutes a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or a Parent which constitutes a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.

(b) Exercise Price. The exercise price per share of Stock shall be set by the Administrator; provided that subject to Section 5.2(e) the exercise price for any Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant.

(c) Expiration. Subject to Section 5.2(e), an Incentive Stock Option may not be exercised to any extent by anyone after the tenth anniversary of the date it is granted, unless an earlier time is set in the Award Agreement.

(d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Stock Options.

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(e) Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company or any “subsidiary corporation” of the Company or “parent corporation” of the Company (each within the meaning of Section 424 of the Code) only if such Option is granted at an exercise price per share that is not less than 110% of the Fair Market Value per share of the Stock on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(f) Notice of Disposition. The Participant shall give the Company prompt notice of any disposition of shares of Stock acquired by exercise of an Incentive Stock Option within (i) two years from the date of grant of such Incentive Stock Option or (ii) one year after the transfer of such shares of Stock to the Participant.

(g) Transferability; Right to Exercise. An Incentive Stock Option shall not be transferable by the Participant other than by will or by the laws of descent or distribution, or pursuant to a DRO. During a Participant’s lifetime, unless such Incentive Stock Option is transferred pursuant to a DRO, an Incentive Stock Option may be exercised only by the Participant.

(h) Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non-Qualified Stock Option.

5.3 Substitute Awards. Notwithstanding the foregoing provisions of this Article 5 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided, however, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Administrator) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

5.4 Substitution of Stock Appreciation Rights. The Administrator may provide in the Award Agreement evidencing the grant of an Option that the Administrator, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option, subject to the provisions of Section 7.2 hereof; provided that such Stock Appreciation Right shall be exercisable with respect to the same number of shares of Stock for which such substituted Option would have been exercisable.

ARTICLE 6

RESTRICTED STOCK AWARDS

6.1 Grant of Restricted Stock. The Administrator is authorized to make Awards of Restricted Stock to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. The Administrator shall determine the mechanism for the transfer of the Restricted Stock and payment therefore in the case of Awards to Partnership Employees or Partnership Consultants, and any forfeiture or repurchase of such Restricted Stock pursuant to Section 6.3.

6.2 Issuance and Restrictions. Restricted Stock shall be subject to such repurchase restrictions, forfeiture restrictions, restrictions on transferability and other restrictions as the Administrator may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Administrator determines at the time of the grant of the Award or thereafter.

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6.3 Repurchase or Forfeiture. Except as otherwise determined by the Administrator at the time of the grant of the Award or thereafter, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited or subject to repurchase by the Company (or its assignee) under such terms as the Administrator shall determine; provided, however, that the Administrator may (a) provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of a Participant’s Termination of Service under certain circumstances, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

6.4 Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Administrator shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse or the Award Agreement may provide that the shares shall be held in escrow by an escrow agent designated by the Company.

6.5 Automatic Grants to Independent Directors. During the term of the Plan:

(a) A person who is initially elected to the Board and who is an Independent Director at the time of such initial election automatically shall be granted such number of shares of Restricted Stock on the date of such initial election as is determined by dividing (i) $30,000, by (ii) the Fair Market Value per share of the Company’s Stock on the date of such grant (subject to adjustment as provided in Article 11). Each such award shall vest in forty-eight (48) monthly installments following each one-month period of the Independent Director’s service on the Board following the date of grant.

(b) Each Independent Director shall be granted such number of shares of Restricted Stock on the date of each annual meeting of the Company’s stockholders other than the annual meeting at which the Independent Director first receives an award of Restricted Stock pursuant to paragraph (a) above, as is determined by dividing (i) $40,000, by (ii) the Fair Market Value per share of the Company’s Stock on the date of such grant (subject to adjustment as provided in Article 11). Each such award shall vest in twelve (12) monthly installments following each one-month period of the Independent Director’s service on the Board following the date of grant.

(c) The purchase price per share of any awards of Restricted Stock pursuant to this Section 6.5 shall be the par value per share of the Stock. Unless otherwise determined by the Administrator, in the event of an Independent Director’s termination of service as a Director for any reason, shares of Restricted Stock granted pursuant to this Section 6.5 that are at that time subject to restrictions shall be forfeited. Such forfeiture restriction shall lapse on the first anniversary of the date of issuance of such Restricted Stock, subject to an Independent Director’s continued service as a Director on such date.

ARTICLE 7

STOCK APPRECIATION RIGHTS

7.1 Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Individual selected by the Administrator. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement (including, without limitation, in the case of Awards to Partnership Employees or Partnership Consultants, the mechanism for the transfer of rights under such Awards).

7.2 Stock Appreciation Rights.

(a) A Stock Appreciation Right shall have a term set by the Administrator. A Stock Appreciation Right shall be exercisable in such installments as the Administrator may determine. A Stock Appreciation Right shall cover such number of shares of Stock as the Administrator may determine. The exercise price per share of Stock

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subject to each Stock Appreciation Right shall be set by the Administrator; provided, however, that the Administrator in its sole and absolute discretion may provide that the Stock Appreciation Right may be exercised subsequent to a Termination of Service or following a Change in Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

(b) A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying (i) the amount (if any) by which the Fair Market Value of a share of Stock on the date of exercise of the Stock Appreciation Right exceeds the exercise price per share of the Stock Appreciation Right, by (ii) the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose.

7.3 Payment and Limitations on Exercise.

(a) Payment of the amounts determined under Section 7.2(b) above shall be in cash, in Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Administrator.

(b) To the extent any payment under Section 7.2(b) is effected in Stock it shall be made subject to satisfaction of all provisions of Article 5 above pertaining to Options.

ARTICLE 8

OTHER TYPES OF AWARDS

8.1 Dividend Equivalents.

(a) Any Eligible Individual selected by the Administrator may be granted Dividend Equivalents based on the dividends on the shares of Stock that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional shares of Stock by such formula and at such time and subject to such limitations as may be determined by the Administrator. The Administrator shall specify the mechanism for the transfer of Stock pursuant to a Dividend Equivalent Award in the case of Awards to Partnership Employees or Partnership Consultants.

(b) Unless otherwise determined by the Administrator, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

(c) Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.2 Stock Payments. Any Eligible Individual selected by the Administrator may receive Stock Payments in the manner determined from time to time by the Administrator. The number of shares of Stock or the number of options or other rights to purchase shares of Stock subject to a Stock Payment shall be determined by the Administrator and may be based upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator. The Administrator shall specify the mechanism for the transfer of the Stock pursuant to a Stock Payment Award and payment therefore, if applicable, in the case of Awards to Partnership Employees or Partnership Consultants.

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8.3 Restricted Stock Units. The Administrator is authorized to make Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Eligible Individual to whom the Award is granted. On the maturity date, the Company shall, subject to Section 10.4(b), transfer to the Participant one unrestricted, fully transferable share of Stock for each Restricted Stock Unit that is vested and scheduled to be distributed on such date and not previously forfeited. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company for such shares of Stock.

8.4 Other Incentive Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards that provide Participants with shares of Stock or the right to purchase shares of Stock or that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in shares of Stock and which may be linked to the attainment of Performance Goals that are established by the Administrator and relate to one or more of the any one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator shall consider (among such other factors as it deems relevant in light of the specific type of Award) the contributions, responsibilities and other compensation of the particular Participant. The Administrator shall specify the mechanism for the transfer of the Stock or other equity interests pursuant to Other Incentive Awards and payment therefore, if applicable, in the case of Awards to Partnership Employees or Partnership Consultants.

8.5 Performance Bonus Awards. Any Eligible Individual selected by the Administrator may be granted one or more Awards in the form of a cash bonus (a “Performance Bonus Award”) payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria or other specific performance goals determined appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. Any such Performance Bonus Award paid to a Covered Employee shall be based upon objectively determinable bonus formulas established in accordance with Article 9.

8.6 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Stock Payments, Restricted Stock Units or Other Incentive Award shall be set by the Administrator in its discretion.

8.7 Exercise or Purchase Price. The Administrator may establish the exercise or purchase price, if any, of any Award of any Stock Payments, Restricted Stock Units or Other Incentive Awards; provided, however, that such price shall not be less than the par value of a share of Stock on the date of grant, unless otherwise permitted by applicable state law.

ARTICLE 9

PERFORMANCE-BASED AWARDS

9.1 Purpose. The purpose of this Article 9 is to provide the Administrator the ability to qualify Awards other than Options and Stock Appreciation Rights and that are granted pursuant to Articles 6 and 8 as Qualified Performance-Based Compensation. If the Administrator, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 9 shall control over any contrary provision contained in Articles 6 or 8; provided, however, that the Administrator may in its discretion grant Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 9 and that are not intended to qualify as Qualified Performance-Based

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Compensation. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.

9.2 Applicability. This Article 9 shall apply only to those Covered Employees selected by the Administrator to receive Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

9.3 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Compensation requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted under Articles 6 and 8 which may be granted to one or more Covered Employees, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Administrator shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned by a Covered Employee, the Administrator shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period.

9.4 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or a Parent or Subsidiary on the day a Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

9.5 Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and is intended to constitute Qualified Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code (including any amendment to Section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 10

PROVISIONS APPLICABLE TO AWARDS

10.1 Payment. The Administrator shall determine the methods by which payments by any Participant with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) shares of Stock (including, in the case of payment of the exercise price of an Award, shares of Stock issuable pursuant to the exercise of the Award) or shares of Stock held for such period of time as may be required by the Administrator in order to avoid adverse accounting consequences, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Participant has placed a market sell order with a broker with respect to shares of Stock then issuable upon

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exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other form of legal consideration acceptable to the Administrator. The Administrator shall also determine the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

10.2 Tax Withholding. The Company, the Partnership or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, the Partnership or such Subsidiary an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s employment tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement elect to have the Company, the Partnership or any Subsidiary, as applicable, withhold shares of Stock otherwise issuable under an Award (or allow the return of shares of Stock) having a Fair Market Value equal to the sums required to be withheld (or allow the Participant to make such an election). Notwithstanding any other provision of the Plan, the number of shares of Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award within six months (or such other period as may be determined by the Administrator) after such shares of Stock were acquired by the Participant) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Administrator shall determine the fair market value of the Stock, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of shares of Stock to pay the exercise price or any tax withholding obligation.

10.3 Transferability of Awards.

(a) Except as otherwise provided in Section 10.3(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed;

(ii) No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence; and

(iii) During the lifetime of the Participant, only the Participant may exercise an Award (or any portion thereof) granted to him under the Plan, unless it has been disposed of pursuant to a DRO; after the death of the Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his personal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

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(b) Notwithstanding Section 10.3(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award); and (iii) the Participant and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal, state and foreign securities laws and (C) evidence the transfer.

10.4 Stock Certificates; Book Entry Procedures.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(b) Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing shares of Stock issued in connection with any Award and instead such shares of Stock shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

10.5 Paperless Administration. In the event that the Company establishes for itself or using the services of a third part, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

10.6 Beneficiaries. Notwithstanding Section 10.3(a), a Participant may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and the Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Administrator prior to the Participant’s death.

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10.7 Transfer of Shares to a Partnership Employee or Partnership Consultant. As soon as practicable after the Company issues shares of Stock with respect to which an Award (which was issued to and is held by a Partnership Employee or Partnership Consultant in such capacity), then, with respect to each such Award:

(a) The Company shall sell to the Partnership the number of shares equal to the number of shares deliverable with respect to such Award. The price to be paid by the Partnership to the Company for such shares shall be an amount equal to the product of (x) the number of shares multiplied by (y) the Fair Market Value of a share of Stock at the time of exercise or delivery less the amount paid by the Participant for such shares, if anything, pursuant to Section 10.1; and

(b) The Company shall contribute to the Partnership an amount of cash equal to the sum of the amount paid by the Participant, if any, for such shares of Stock, and the amount paid by the Partnership under Section 10.7(a) and the Partnership shall issue an additional interest in the Partnership on the terms set forth in the Partnership Agreement.

10.8 Allocation of Payment. Notwithstanding the foregoing, to the extent that a Participant provides services to more than one of the Company, the Partnership, or any Subsidiary, the Company may, in its discretion, allocate the payment or issuance of shares of Stock with respect to any Awards exercised by or otherwise delivered to such Participant or (and the services performed by the Participant) among such entities for purposes of the provisions of Sections 10.7 in order to ensure that the relationship between the Company and the Partnership or such Subsidiary remains at arms-length.

10.9 Forfeiture and Claw-Back Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of the Award, or upon the receipt or resale of any shares of Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Participant at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Participant incurs a Termination of Service for Misconduct. In addition, pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Participant to agree by separate written or electronic instrument, that all Awards (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award, or upon the receipt or resale of any shares of Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law or the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement.

ARTICLE 11

CHANGES IN CAPITAL STRUCTURE

11.1 Adjustments.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, distribution of Company assets to shareholders (other than normal cash dividends), or any other corporate event affecting the Stock or the share price of the Stock other than an Equity Restructuring, the

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Administrator may make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such changes with respect to (i) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3); (ii) the number and kind of shares of Stock (or other securities or property) subject to outstanding Awards; (iii) the number and kind of shares of Stock (or other securities or property) for which automatic grants are subsequently to be made to new and continuing Independent Directors pursuant to Section 6.5 hereof; (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (v) the grant or exercise price per share for any outstanding Awards under the Plan. Any adjustment affecting an Award intended as Qualified Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code.

(b) In the event of any transaction or event described in Section 11.1(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole discretion and on such terms and conditions as it deems appropriate, either by amendment of the terms of any outstanding Awards or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i) To provide for either (A) termination of any such Award in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been received upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 11.1(b) the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Restricted Stock Unit Awards and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 11.1(a) and 11.1(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, will be proportionately adjusted. The adjustments provided under this Section 11.1(c)(i) shall be nondiscretionary and shall be final and binding on the affected Participant and the Company.

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(ii) The Administrator shall make such proportionate adjustments, if any, as the Administrator in its discretion may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 3.1 and 3.3).

11.2 Acceleration Upon a Change in Control. Notwithstanding Section 11.1, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company, a Parent, a Subsidiary, or other Company affiliate and a Participant, if a Change in Control occurs and a Participant’s Awards are not continued, converted, assumed, or replaced by (i) the Company or a Parent or Subsidiary of the Company, or (ii) a Successor Entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and/or payable, as applicable, and all forfeiture, repurchase and other restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Administrator may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Administrator, in its sole and absolute discretion, shall determine.

11.3 Adjustments of Qualified Performance-Based Compensation. With respect to Awards which are granted to Covered Employees and are intended to qualify as Qualified Performance-Based Compensation, no adjustment or action described in this Article 11 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Qualified Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify. No adjustment or action described in this Article 11 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code. Furthermore, no such adjustment or action shall be authorized with respect to any Award to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions.

11.4 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to an Award or the grant or exercise price of any Award.

11.5 Restrictions on Exercise. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the shares of Stock or the share price of the Stock including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of 30 days prior to the consummation of any such transaction.

ARTICLE 12

ADMINISTRATION

12.1 Administrator. Unless and until the Board delegates administration of the Plan to a Committee as set forth below, the Plan shall be administered by the full Board. The term “Administrator” as used in this Plan shall apply to any person or persons who at the time have the authority to administer the Plan. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the

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administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding the foregoing, however, from and after the Public Trading Date, a Committee of the Board shall administer the Plan and such committee shall consist solely of two or more members of the Board each of whom is a Non-Employee Director, and with respect to awards that are intended to be Performance-Based Awards, an “outside director” within the meaning of Section 162(m) of the Code; provided that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee. Notwithstanding the foregoing: (a) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Administrator” as used in this Plan shall be deemed to refer to the Board and (b) the Board or the Committee may delegate its authority hereunder to the extent permitted by Section 12.5. In addition, in its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which, following the Public Trading Date, are required to be determined in the sole discretion of the Committee under Rule 16b-3 of the Exchange Act or Section 162(m) of the Code, or any regulations or rules issued thereunder. Except as may otherwise be provided in any charter of the Committee, appointment of Committee members shall be effective upon acceptance of appointment; Committee members may resign at any time by delivering written notice to the Board; and vacancies in the Committee may only be filled by the Board.

12.2 Action by the Administrator. Unless otherwise established by the Board or in any charter of the Company or the Committee, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or of any Parent or Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company or any Parent or Subsidiary to assist in the administration of the Plan.

12.3 Authority of Administrator. Subject to any specific designation in the Plan, the Administrator has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type or types of Awards to be granted to each Participant;

(c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any reload provision, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Administrator shall not have the authority to accelerate the vesting or waive the forfeiture of any Performance-Based Awards;

(e) Determine whether, to what extent, and pursuant to what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g) Decide all other matters that must be determined in connection with an Award;

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(h) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement; and

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

12.4 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement, and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

12.5 Delegation of Authority. To the extent permitted by applicable law, the Board or the Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) Employees who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or the Committee specifies at the time of such delegation, and the Board or the Committee may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 12.5 shall serve in such capacity at the pleasure of the Board or the Committee.

ARTICLE 13

EFFECTIVE AND EXPIRATION DATE

13.1 Effective Date. The Excel Trust, Inc. and Excel Trust, L.P. 2010 Equity Incentive Award Plan was originally effective as of the day prior to the Public Trading Date. This amended and restated Plan shall be effective on the date it is approved by a majority of the Company’s shareholders at a duly held meeting in 2014 (the “Restatement Effective Date”).

13.2 Expiration Date. The Plan will expire on, and no Award may be granted pursuant to the Plan after, March 18, 2024, the tenth anniversary of the date this amended and restated Plan was approved by the Board (the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

ARTICLE 14

AMENDMENT, MODIFICATION, AND TERMINATION

14.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Board may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, and (b) shareholder approval shall be required for any amendment to the Plan that increases the number of shares of Stock available under the Plan.

14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan without the prior written consent of the Participant.

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14.3 Prohibition on Repricing. Notwithstanding Section 14.1, and subject to Section 11.1 hereof, the Administrator shall not, without the approval of the shareholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying shares of Stock. Subject to Section 11.1 hereof, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

ARTICLE 15

GENERAL PROVISIONS

15.1 No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Participants or any other persons uniformly.

15.2 No Stockholders Rights. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record owner of such shares of Stock.

15.3 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company, the Partnership or any Subsidiary to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company, the Partnership or any Subsidiary.

15.4 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company, the Partnership or any Subsidiary.

15.5 Indemnification. To the extent allowable pursuant to applicable law, each member of the Administrator or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

15.6 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company, the Partnership or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

15.7 Expenses. The expenses of administering the Plan shall be borne by the Company, the Partnership and their Subsidiaries.

15.8 Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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15.9 Fractional Shares. No fractional shares of Stock shall be issued and the Administrator shall determine, in its discretion, whether cash shall be given in lieu of fractional shares of Stock or whether such fractional shares of Stock shall be eliminated by rounding up or down as appropriate.

15.10 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

15.11 Government and Other Regulations. The obligation of the Company or the Partnership to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. Neither the Company nor the Partnership shall be under an obligation to register pursuant to the Securities Act any of the shares of Stock or Partnership units paid pursuant to the Plan. If the shares of Stock or Partnership units paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Act, the Company or the Partnership, as appropriate, may restrict the transfer of such shares of Stock or units in such manner as it deems advisable to ensure the availability of any such exemption.

15.12 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the adoption of the Plan. Notwithstanding any provision of the Plan to the contrary, in the event that following the adoption of the Plan the Administrator determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the adoption of the Plan), the Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of California, without regard to the conflicts of law principles thereof.

15.14 Restrictions on Awards. This Plan shall be interpreted and construed in a manner consistent with the Company’s status as a REIT. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not be exercisable:

(a) to the extent such Award or exercise could cause the Participant to be in violation of the Ownership Limit (as defined in the Company’s Articles of Incorporation, as amended from time to time); or

(b) if, in the discretion of the Administrator, such Award or exercise could impair the Company’s status as a REIT.

15.15 Conflicts with Company’s Articles of Incorporation. Notwithstanding any other provision of the Plan, no Participant shall acquire or have any right to acquire any Stock, and shall not have any other rights under the Plan, which are prohibited under the Company’s Articles of Incorporation, as amended from time to time.

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15.16 Grant of Awards to Certain Employees or Consultants. The Company and the Partnership or any Subsidiary may provide through the establishment of a formal written policy or otherwise for the method by which shares of Stock and/or payment therefore may be exchanged or contributed between the Company and such other party, or may be returned to the Company upon any forfeiture or repurchase of Stock by the Participant, for the purpose of ensuring that the relationship between the Company and the Partnership or such Subsidiary remains at arm’s length.

15.17 Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Company, which the Company may grant or withhold in its sole discretion. If, with the consent of the Company, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

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EXCEL TRUST, INC.

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOU DO NOT PROPERLY SIGN AND RETURN A PROXY, YOUR SHARES CANNOT BE VOTED. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4, AS DESCRIBED IN THE PROXY STATEMENT.

Please mark your votes as indicated in this example	Ö

1.	ELECTION OF DIRECTORS UNTIL THE NEXT ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

	FOR each of the nominees for director	WITHHOLD AUTHORITY for all nominees	FOR all nominees except the following*

	☐	☐	☐
Nominees: 01 Gary B. Sabin 02 Spencer G. Plumb 03 Mark T. Burton 04 Bruce G. Blakley 05 Burland B. East III 06 Robert E. Parsons, Jr. 07 Warren R. Staley

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.)

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2014.	☐	☐	☐

3.	APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

		FOR	AGAINST	ABSTAIN
4.	APPROVAL OF THE 2014 AMENDMENT AND RESTATEMENT OF THE 2010 EQUITY INCENTIVE AWARD PLAN, INCLUDING THE INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES.	☐	☐	☐

5.	TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF IN THE DISCRETION OF THE PROXY HOLDERS.

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

All other proxies heretofore given by the undersigned to vote shares of stock of Excel Trust, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE DATE THIS PROXY AND SIGN IT EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

CHECK HERE ONLY IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON ☐

Mark here for address change or comments ☐

SEE REVERSE

Important notice regarding the Internet availability of proxy materials for the annual meeting of stockholders. Excel Trust, Inc.’s proxy statement and annual report are available electronically at: www.ExcelTrust.com.

Signature	Signature	Date

EXCEL TRUST, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2014

The undersigned stockholder of Excel Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Gary B. Sabin and S. Eric Ottesen, and each of them, as proxies for the undersigned with full power of substitution, to attend the annual meeting of the Company’s stockholders to be held on May 13, 2014 at 10:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the annual meeting with all powers possessed by the undersigned if personally present at the annual meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE NOMINEES FOR DIRECTOR, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address Change/Comments

(Mark the corresponding box on the reverse side)

Broadridge Corporate Issuer Solutions, Inc.

1717 Arch St., Suite 1300

Philadelphia, PA 19103